UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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INTERCONTINENTAL EXCHANGE, INC.

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Intercontinental Exchange, Inc.

Notice of 2020 Annual Meeting and Proxy Statement

March 26, 2020

Dear Stockholder:

On behalf of the Board of Directors and the management of Intercontinental Exchange, Inc., I am pleased to invite you to the 2020 Annual Meeting of Stockholders. The Annual Meeting will be held at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, Georgia 30305 on Friday, May 15, 2020 at 8:30 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be conducted at the Annual Meeting. Our Board of Directors and senior officers, as well as representatives from our independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

Again this year, we are delivering proxy materials for the Annual Meeting under the Securities and Exchange Commission’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including the attached Notice of Annual Meeting, Proxy Statement and our 2019 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. The rules also allow us to help the environment by reducing the consumption of paper, energy and other natural resources and to lower our printing and distribution expenses. Our stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how to access and review all of our proxy materials on the Internet. Our stockholders will not receive printed copies unless they request them. The Notice also explains how you may submit your proxy on the Internet.

Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or vote telephonically or electronically using the telephone and Internet voting procedures described on the proxy card at your earliest convenience.

Sincerely,

Jeffrey C. Sprecher Chairman and Chief Executive Officer Intercontinental Exchange, Inc.

INTERCONTINENTAL EXCHANGE, INC.    •    5660 NEW NORTHSIDE DRIVE, THIRD FLOOR    •     ATLANTA, GEORGIA 30328

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

St. Regis Atlanta Eighty-Eight West Paces Ferry Road Atlanta, Georgia 30305*

Friday, May 15, 2020 8:30 a.m., local time

The Board of Directors has fixed the close of business on March 17, 2020 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

If you hold your shares of common stock through a broker or nominee, you will need to bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement showing your ownership as of March 17, 2020.

A list of stockholders entitled to vote at the 2020 Annual Meeting of Stockholders will be available for inspection upon request of any stockholder for any purpose germane to the meeting at our principal executive offices, located at 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, during the ten days prior to the meeting, during ordinary business hours, and at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, Georgia 30305, prior to and during the meeting.

By Order of the Board of Directors,

Andrew J. Surdykowski

General Counsel

Intercontinental Exchange, Inc.

Atlanta, Georgia

March 26, 2020

* As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance around May 1, 2020, and details on how to participate will be issued by press release, posted on our website at http://www.ir.theice.com and filed with the SEC as proxy material.

Agenda:

NOTICE HEREBY IS GIVEN that the 2020 Annual Meeting of Stockholders of Intercontinental Exchange, Inc. will be held at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, Georgia 30305 on Friday, May 15, 2020 at 8:30 a.m., local time, for the purposes of considering and voting upon:

1.  The election of eleven directors to serve until the 2021 Annual Meeting of Stockholders;

2.  An advisory resolution to approve our executive compensation;

3.  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.  Such other business as properly may come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

How to Vote:

phone	internet	mail

WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SUBMIT YOUR PROXY WITH VOTING INSTRUCTIONS. YOU MAY VOTE BY TELEPHONE OR INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD) OR BY MAIL IF YOU RECEIVE A PRINTED PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on May 15, 2020

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders rather than mailing a full paper set of the materials. The Notice contains instructions on how to access our proxy materials on the Internet and how to vote, as well as instructions on obtaining a paper copy of the proxy materials.

For additional information, see Additional Information – Voting Instructions and

Frequently Asked Questions below.

To Vote by Internet and to Receive Materials Electronically

Read the Proxy Statement.

Go to the website that appears on your proxy card: www.proxyvote.com.

Enter the control number found on the front of your proxy card and follow the simple instructions. Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment, and lower expenses paid by Intercontinental Exchange, Inc.

2020 Proxy Statement  INTERCONTINENTAL EXCHANGE  i

ii  INTERCONTINENTAL EXCHANGE  2020 Proxy Statement

INTRODUCTION

This Proxy Statement is furnished to the stockholders of Intercontinental Exchange, Inc. in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) to be voted at the 2020 Annual Meeting of Stockholders and at any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, Georgia 30305 on Friday, May 15, 2020 at 8:30 a.m., local time. The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is March 26, 2020.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “Intercontinental Exchange,” “ICE” and the “Company” refer to Intercontinental Exchange, Inc.

EXECUTIVE SUMMARY

This summary highlights certain information contained elsewhere in our Proxy Statement. You should read our entire Proxy Statement carefully before casting your vote.

Matters to be Voted on at Our Annual Meeting

Matters to be Voted on at Our Annual Meeting	Board Recommendation	Vote Required	For more detail, see page:
1. Election Of Directors	FOR each Director	Majority of votes cast	5
2. Advisory Resolution To Approve Executive Compensation	FOR	Majority of votes cast	20
3. Ratification Of Ernst & Young LLP As Our Independent Registered Public Accounting Firm	FOR	Majority of votes cast	49

Record Date for Voting and Shares Outstanding

We had 549,137,617 shares of our common stock, par value $0.01 per share (the “Common Stock”), outstanding as of March 17, 2020, the record date for determining holders of our Common Stock entitled to vote at the Annual Meeting.

2020 Proxy Statement  INTERCONTINENTAL EXCHANGE  1

Corporate Governance Developments and Highlights

The current directors that are nominated for re-election will serve a one-year term expiring at the 2021 Annual Meeting of Stockholders. Our Board of Directors, upon the recommendation of our Nominating & Corporate Governance Committee, has determined that ten of our eleven director nominees are independent under the listing standards of the New York Stock Exchange LLC (“NYSE”) and the governance guidelines and independence policy adopted by our Board of Directors.

Our Board of Directors continues to be led by Mr. Jeffrey C. Sprecher, who serves as Chairman of our Board of Directors, and Mr. Frederic V. Salerno, who has been elected as lead independent director for 2020. Mr. Salerno has served as the lead independent director of our Board of Directors since 2008. As lead independent director, Mr. Salerno presides at all executive sessions of the non-management directors and helps set the agenda for our Board of Director meetings.

There have been several important developments regarding the composition of our Board of Directors and governance matters.

•   The Board of Directors has nominated eleven director nominees. The Board of Directors believes that the eleven director nominees collectively have the expertise and diversity of experience to effectively oversee and guide our business.

•   The Board of Directors voted to increase the total number of directors constituting the Board from eleven to twelve in December 2017, and, as a result, we were able to add four new directors to our Board of Directors between September 2016 and the end of 2017 to fill specific needs deemed important by our Nominating & Corporate Governance Committee and our stockholders, specifically focusing on diversity and on succession for Board leadership positions. We subsequently decreased the size of the Board of Directors to eleven in May 2019 after Ann Cairns, who joined our Board of Directors in March 2017, did not stand for re-election due to a conflict of interest.

•   In continuation of its board refreshment efforts and in connection with the departure of Ms. Cairns, our Nominating & Corporate Governance Committee has identified a director candidate that will enhance the skill sets of the current Board of Directors and add to its diversity. The director candidate is moving through a regulatory approval process that is required to join the board of one of our regulated subsidiaries and we expect her to be added to the ICE Board of Directors and the subsidiary Board of Directors in the summer of 2020, subject to regulatory approval and our Board voting to increase the size of the Board. Our Nominating & Corporate Governance Committee expects to continue its board refreshment efforts following the appointment of this candidate.

•	In the last few years, we added additional skill sets and diversity to our Board of Directors in connection with the following appointments:

•	Thomas Noonan, who joined our Board of Directors in September 2016, brings deep cybersecurity expertise to our Board of Directors.

•	Duriya Farooqui, who joined our Board of Directors in March 2017, brings experience in public service, international policy and economic development.

•	Sharon Bowen, who joined our Board of Directors in December 2017, brings deep regulatory, securities and public policy expertise.

•

Consistent with our commitment to developing a Board with diverse viewpoints, backgrounds, skills and experiences, in 2017 we added three female directors to the Board. As discussed above, one of the directors, Ms. Cairns, did not stand for re-election in 2019, and we expect to appoint a new female director to the Board of Directors in 2020, subject to regulatory approval.

2  INTERCONTINENTAL EXCHANGE  2020 Proxy Statement

•

Four out of eleven director nominees have a tenure of less than five years; these directors bring fresh perspectives that are balanced by the institutional knowledge of longer-tenured members of our Board.

•

From time-to-time, the Nominating & Corporate Governance Committee engages a third-party recruiting firm to help us in our search for diverse board candidates with particular skill sets that we deem important. We used a third party recruiting firm in the search that identified the new female director candidate that we expect will join the Board of Directors in 2020, subject to regulatory approval and our Board voting to increase the size of the Board.

Highlights of Our 2019 Performance

ICE continued to deliver strong annual operating results as evidenced by the following 2019 performance highlights:

•	Fourteenth consecutive year of record revenues, including record financial results each year as a public company;

•	Record 2019 net revenues of $5.2 billion; 2019 GAAP diluted earnings per share (“EPS”) of $3.42 and 2019 adjusted diluted EPS of $3.88, up 8% year-over-year;[1]

•

Returned nearly $2.1 billion to stockholders through dividends and share repurchases in 2019, more than any year in our history, and increased first quarter 2020 quarterly dividend by 9% relative to 2019;

•	Three-year total stockholder return (“TSR”) of 70% (based on stock price increase from $54.33 on December 31, 2016 to $92.55 on December 31, 2019, plus quarterly dividend payments); and

•	Expanded and strengthened markets served and range of data and risk management services through organic growth and strategic acquisitions.

Compensation Developments and Highlights

We continue to maintain a well-balanced and performance-based executive compensation program, including:

•	More than 88% of named executive officer (“NEO”) targeted compensation delivered through variable, performance-based compensation programs;

•	More than 65% of NEO targeted compensation delivered through equity compensation program;

•	Continued emphasis on shifting toward multi-year performance measures within equity compensation program;

•	Annual cash bonus opportunity and performance stock units (“PSUs”) capped at 200% of the established target opportunity;

•	Mandatory and competitive stock ownership requirements;

•	A robust compensation clawback policy;

•	Anti-hedging and anti-pledging policy requirements;

•	Change in control protection that requires a “double-trigger” (i.e., there must be a change in control and a termination of the executive’s employment) for payment to be provided; and

•	No “golden parachute” excise tax gross-up provisions in employment agreements with our NEOs.

In February 2020, annual bonuses for 2019 performance were paid at 98% of target for our NEOs. Additionally, in February 2020, performance achievement for the PSUs granted in February 2019 that are subject to a one-year EBITDA performance measure (the “EBITDA-based PSUs”) was 98.2% of target because our 2019 EBITDA2 growth was slightly below our pre-established targets which resulted in our executives, including our NEOs, earning 94% of target shares granted. ICE had historically used a one-year EBITDA performance measure for the PSU plan. Beginning in 2017, we introduced a PSU that is tied to our three-year TSR performance against the S&P 500 (the “TSR-based PSUs”) to introduce a longer-term measure in our performance-based stock awards. The first of such awards vested in February 2020 at 175.2% of target, given our performance at the 69th percentile of the S&P 500. Each of these items is discussed in more detail below in Compensation Matters — Compensation Discussion & Analysis.

[1]

Net revenue figures represent total revenues less transaction-based expenses. Adjusted diluted EPS is a non-generally accepted accounting principle (“GAAP”) metric. Please refer to the section titled “Non-GAAP Financial Measures” in ICE’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 6, 2020 for the equivalent GAAP term and reconciliation to the GAAP term.

[2]

EBITDA is “earnings before interest and other non-operating income and expense, taxes, depreciation and amortization,” which is a non-GAAP financial measure, and serves as a performance target for ICE. For information on the calculation of EBITDA, please see Compensation Matters — Compensation Discussion & Analysis — 2019 Executive Compensation — Equity Compensation below.

2020 Proxy Statement  INTERCONTINENTAL EXCHANGE  3

We believe that our mix of cash/non-cash and short-term/long-term incentives provides an appropriate balance between our longer-term business objectives and shorter-term retention and competitive needs. We also believe that providing the majority of our NEOs’ compensation in the form of long-term equity awards, when combined with our clawback policy and stock ownership requirements, both of which are described below, has the additional benefit of discouraging employees from taking inappropriate risks.

You should review Compensation Matters — Compensation Discussion & Analysis and Compensation Matters — Executive Compensation below and the compensation-related tables for a complete understanding of our compensation program, including a detailed review of the philosophy, process, considerations and analysis involved in the determination of compensation granted or paid to our NEOs.

4  INTERCONTINENTAL EXCHANGE  2020 Proxy Statement

CORPORATE GOVERNANCE

PROPOSAL 1 — ELECTION OF DIRECTORS

Board of Directors

Under our current Amended and Restated Certificate of Incorporation and our current Amended and Restated Bylaws, our Board of Directors sets the number of directors who may serve on the Board of Directors through resolutions adopted by a majority of the directors then in office. The size of our Board of Directors is currently set at eleven directors and presently consists of eleven directors. We have nominated all eleven of our current directors for re-election at the Annual Meeting of Stockholders. All of our nominees, if elected, will serve for a one-year term expiring at the 2021 Annual Meeting of Stockholders. Each director will hold office until his or her successor is duly elected and qualified or until the director’s earlier resignation or removal.

Each of our directors is elected by majority vote in an uncontested election. A director who fails to receive a majority of “FOR” votes cast by stockholders entitled to vote will be required to tender his or her resignation to our Board of Directors. Our Nominating & Corporate Governance Committee will then act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by our Board of Directors. Our Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. Our Board of Directors and our Nominating & Corporate Governance Committee may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Nominees for Election as Directors at the 2020 Annual Meeting

On the recommendation of the Nominating & Corporate Governance Committee, our Board of Directors has nominated the persons named below for election as directors at the Annual Meeting of Stockholders, each to serve for a one-year term expiring at the 2021 Annual Meeting of Stockholders. All of the nominees currently are members of the Board of Directors. Our Board of Directors, upon the recommendation of our Nominating & Corporate Governance Committee, has determined that each of our non-employee directors is independent in accordance with NYSE listing standards and our Board of Directors Governance Guidelines as described below under Corporate Governance — Structure and Role of Our Board — Independent Non-Employee Directors.

Each of the nominees has confirmed that he or she expects to be able to continue to serve as a director until the end of his or her term. If, however, at the time of the Annual Meeting, any of the nominees named below is not available to serve as a director (an event which the Board of Directors does not anticipate), all the proxies granted to vote in favor of such director’s election will be voted for the election of such other person or persons, if any, recommended by the Nominating & Corporate Governance Committee and approved by the Board of Directors. Proxies cannot be voted for a greater number of directors than the eleven nominees named in this Proxy Statement. For a discussion of our policy regarding qualification and nomination of director candidates, see Corporate Governance — Structure and Role of Our Board — Nomination of Directors below.

2020 Proxy Statement  INTERCONTINENTAL EXCHANGE  5

CORPORATE GOVERNANCE

Set forth below are the nominees’ names, biographical information, age, summary of qualifications, whether the director is considered independent, the year in which each director joined our Board of Directors and the board committees of the Company on which the director currently serves:

Name	Biographical Information
Hon. Sharon Y. Bowen Age: 63 Independent Director since 2017

Ms. Bowen served as a Commissioner of the United States (the “U.S.”) Commodity Futures Trading Commission (the “CFTC”) from 2014 - 2017. During that time, she was a sponsor of the CFTC Market Risk Advisory Committee. Ms. Bowen was previously confirmed by the U.S. Senate and appointed by President Barack Obama on February 12, 2010 to serve as Vice Chair of the Securities Investor Protection Corporation (the “SIPC”). She assumed the role of Acting Chair of SIPC in March 2012. Prior to her appointment to the CFTC, she was a partner in the New York office of Latham & Watkins LLP. She joined Latham & Watkins LLP as a senior corporate associate in the summer of 1988 and became a partner in January 1991 and continued at Latham & Watkins LLP until 2014. She serves on the subsidiary boards of certain NYSE U.S. regulated exchanges and as a member of certain boards of managers of Bakkt Holdings, LLC (“Bakkt”) and its subsidiaries, that are majority owned subsidiaries of ICE. Ms. Bowen also serves on the board of Neuberger Berman Group LLC. Ms. Bowen earned a Bachelor of Arts degree in Economics from the University of Virginia, a Master of Business Administration from the Kellogg School of Management at Northwestern University and a Juris Doctor from the Northwestern Pritzker School of Law.

Qualifications

In light of Ms. Bowen’s regulatory experience from working at the CFTC and SIPC, as well as her legal background and work in the securities industry, our Board, based upon the recommendation of the Nominating & Corporate Governance Committee, has determined that Ms. Bowen should be re-elected to our Board.

Intercontinental Exchange Board Committee(s): Risk Committee

Charles R. Crisp Age: 72 Independent Director since 2002

Mr. Crisp is the retired President and Chief Executive Officer of Coral Energy, a Shell Oil affiliate responsible for wholesale gas and power activities. He served in this position from 1999 until his retirement in October 2000, and was President and Chief Operating Officer from January 1998 through February 1999. Prior to that, he served as President of the Power Generation Group of Houston Industries from 1996 to 1997, President and Chief Operating Officer of Tejas Gas Corporation from 1988 to 1996, Vice President, Executive Vice President and President at Houston Pipeline Co. from 1985 to 1988, Executive Vice President of Perry Gas Co. Inc. from 1982 to 1985 and before then was with Conoco, Inc., where he held various positions in engineering, operations and management from 1969 to 1982. Mr. Crisp serves as Chairman of the Board of Directors of ICE NGX and on the Board of Directors of ICE Futures U.S. and ICE Trade Vault, our subsidiaries. In addition, he serves as a director of EOG Resources, Inc., Targa Resources, Corp., as well as Targa Resources GP, LLC, a subsidiary of Targa Resources, Corp. Prior to the acquisition of AGL Resources, Inc. by Southern Company, he served on the public company board of AGL Resources from 2003 to 2016 and he currently serves on the Southern Company Gas board, a subsidiary of Southern Company. He holds a Bachelor of Science degree in Chemical Engineering from Texas Tech University and completed the Program for Management Development at the Harvard Graduate School of Business.

Qualifications

In light of Mr. Crisp’s broad knowledge of the energy markets and related businesses, his service on the boards of other public companies and the experience he has gained and contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating & Corporate Governance Committee, has determined that Mr. Crisp should be re-elected to our Board.

Intercontinental Exchange Board Committee(s): Audit Committee and Compensation Committee

6  INTERCONTINENTAL EXCHANGE  2020 Proxy Statement

CORPORATE GOVERNANCE

Name	Biographical Information
Duriya M. Farooqui Age: 43 Independent Director since 2017

Ms. Farooqui is President of Point A, a supply chain innovation hub backed by Georgia-Pacific, where leading companies come together to solve logistics challenges through rapid experimentation. Ms. Farooqui was previously Executive Director of Atlanta Committee for Progress, or ACP, a coalition of leading CEOs focused on critical issues for Atlanta, a role she held from 2016 to 2018. This unique public-private partnership focuses on priorities for the City of Atlanta in collaboration with the Mayor of Atlanta. Ms. Farooqui was a principal at Bain & Company from 2014 to 2016. She served the City of Atlanta through several leadership positions including Chief Operating Officer from 2011 to 2013, Deputy Chief Operating Officer from 2010 to 2011 and Director from 2007 to 2009. At the start of her career, she worked with the Center for International Development at Harvard University, The World Bank, and the Center for Global Development. Ms. Farooqui serves on the subsidiary boards of certain NYSE U.S. regulated exchanges and ICE NGX, all of which are our subsidiaries. Ms. Farooqui holds a Bachelor of Arts degree in Economics and Mathematics from Hampshire College and a Master of Public Administration in International Development from the Kennedy School of Government at Harvard University.

Qualifications

In light of Ms. Farooqui’s experience in public service, international policy and economic development, our Board, based upon the recommendation of the Nominating & Corporate Governance Committee, has determined that Ms. Farooqui should be re-elected to our Board.

Intercontinental Exchange Board Committee(s): Audit Committee

Jean-Marc Forneri Age: 60 Independent Director since 2002

Mr. Forneri is founder and senior partner of Bucephale Finance, a boutique mergers and acquisitions firm specializing in large transactions for French corporations, foreign investors and private equity firms. For the seven years prior to Bucephale’s founding, he headed the investment banking business of Credit Suisse First Boston in Paris. He was Managing Director and Head of Credit Suisse First Boston France S.A., and Vice Chairman, Europe. Prior to that, he was a Partner of Demachy Worms & Cie Finance from 1994 to 1996, where he was in charge of investment banking activities of Group Worms. Mr. Forneri is Chairman of the Supervisory Board of Grand Port Maritime de Marseille and a director of Provepharm Life Solutions. Previously, he served on the board of Safran SA from 2005 to 2018. He holds a Bachelor of Science degree in Political Science from the Ecole Nationale d’Adminstration.

Qualifications

In light of Mr. Forneri’s extensive financial services background, merger and acquisition experience and international business experience, as well as the contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating & Corporate Governance Committee, has determined that Mr. Forneri should be re-elected to our Board.

Intercontinental Exchange Board Committee(s): Risk Committee and Nominating & Corporate Governance Committee

2020 Proxy Statement  INTERCONTINENTAL EXCHANGE  7

CORPORATE GOVERNANCE

Name	Biographical Information
The Right Hon. the Lord Hague of Richmond Age: 59 Independent Director since 2015

Lord Hague is the Chairman of the United for Wildlife Taskforce, Chairman for the International Advisory Board at the law firm Linklaters and Chairman of the Royal United Services Institute, a security and defense think-tank. He also serves as Senior Adviser to global advisory firm Teneo. Lord Hague currently serves as Chairman of the Board of Directors of ICE Futures Europe, our subsidiary. He has previously served as an advisor to the JCB Group and Terra Firma Capital Partners. Mr. Hague was a member of the House of Parliament of the United Kingdom (“U.K.”) from 1989 to 2015, serving in various capacities, including Parliamentary Private Secretary to the Chancellor of the Exchequer, Parliamentary Under-Secretary of State at the Department of Social Security, Minister of State, Secretary of State for Wales, Foreign Secretary, First Secretary of State and most recently, Leader of the House of Commons. He is a member of the House of Lords. Prior to joining Parliament, Mr. Hague was a management consultant at McKinsey & Co Inc. and worked for Shell (UK) Limited. Lord Hague frequently carries out speaking engagements on regulatory and political matters. Mr. Hague holds a First-Class Honours degree in Philosophy, Politics, and Economics from Oxford University and a Master of Business Administration with distinction from the Institut Européen d’Administration des Affaires (or INSEAD).

Qualifications

In light of Lord Hague’s extensive governmental and political experience in the U.K., his service on the ICE Futures Europe board and the knowledge and experience he provides, our Board, based upon the recommendation of the Nominating & Corporate Governance Committee, has determined that Lord Hague should be re-elected to our Board.

Intercontinental Exchange Board Committee(s): Risk Committee and Compensation Committee

Hon. Frederick W. Hatfield Age: 65 Independent Director since 2007

Mr. Hatfield is the founder of Hatfield Advisory Services and Senior Advisor at Patomak Global Partners. Mr. Hatfield serves as Chairman of the Board of Directors of ICE Futures U.S. and on the Board of Managers of ICE Clear Credit and ICE Swap Trade, all of which are our subsidiaries. Mr. Hatfield also serves as a member of a Bakkt board of managers, a majority owned subsidiary of ICE. Mr. Hatfield serves on the Board of Directors of Eventus Systems, Inc. and Reality Shares, Inc. dba Blockforce Capital. Mr. Hatfield served as a Public Policy Advisor at Patton Boggs, LLP from 2006 to 2007 and he was a Commissioner at the CFTC from 2004 to 2006. Mr. Hatfield served as Chief of Staff to former Senator John Breaux (D-LA) from 1995 to 2004 and former House Majority Whip Tony Coelho (D-CA) from 1980 to 1989. He has over twenty years’ experience in the areas of energy, private equity/venture capital/hedge funds, and financial services and products. Mr. Hatfield served as Deputy Commissioner General of the U.S. Pavilion at the World’s Fair in Lisbon, Portugal in 1998. He graduated summa cum laude with a Bachelor of Arts degree in History from California State University, Fresno.

Qualifications

In light of Mr. Hatfield’s extensive regulatory and legislative background and his experience in the sectors mentioned above, his service on the boards of our subsidiaries and the knowledge and experience he has gained and contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating & Corporate Governance Committee, has determined that Mr. Hatfield should be re-elected to our Board.

Intercontinental Exchange Board Committee(s): Compensation Committee and Nominating & Corporate Governance Committee

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CORPORATE GOVERNANCE

Name	Biographical Information
Thomas E. Noonan Age: 59 Independent Director since 2016

Mr. Noonan is a founding partner of TechOperators LLC, and Chairman of TEN Holdings, LLC. Most recently, he was the General Manager of the Energy Management business of Cisco from 2013 to 2016 following the acquisition of JouleX in 2013, where he was co-founder and CEO. Mr. Noonan founded Actuation Electronics in 1985 and Leapfrog Technologies in 1987 as well as co-founded Endgame Security in 2008, a leading provider of software solutions to the U.S. intelligence community and Department of Defense. Mr. Noonan co-founded Internet Security Systems in 1994, where he served as Chairman, President and Chief Executive Officer prior to its acquisition by IBM in 2006. In 2002, President George W. Bush appointed Mr. Noonan to serve on the National Infrastructure Advisory Council, a White House homeland defense initiative that protects information systems critical to the nation’s infrastructure, where he continues to serve in that role. Mr. Noonan serves as a member of a Bakkt board of managers, a majority owned subsidiary of ICE. Mr. Noonan has served on the Board of Directors of Manhattan Associates since 1999. Mr. Noonan earned a Bachelor of Science degree in Mechanical Engineering from the Georgia Institute of Technology and a CSS in Business Administration and Management from Harvard University.

Qualifications

In light of Mr. Noonan’s cybersecurity expertise, successful entrepreneurial background and his business acumen, our Board, based upon the recommendation of the Nominating & Corporate Governance Committee, has determined that Mr. Noonan should be re-elected to our Board.

Intercontinental Exchange Board Committee(s): Risk Committee (Chairperson)

Frederic V. Salerno Age: 76 Independent Director since 2002 and Lead Independent Director

Mr. Salerno is the former Vice Chairman of Verizon Communications, Inc. Before the merger of Bell Atlantic and GTE, Mr. Salerno was Senior Executive Vice President, Chief Financial Officer and served in the Office of the Chairman of Bell Atlantic from 1997 to 2001. Prior to joining Bell Atlantic, he served as Executive Vice President and Chief Operating Officer of New England Telephone from 1985 to 1987, President and Chief Executive Officer of New York Telephone from 1987 to 1991 and Vice Chairman — Finance and Business Development at NYNEX Corporation from 1991 to 1997. Since 2013, Mr. Salerno has served on the subsidiary boards of certain NYSE U.S. regulated exchanges. Mr. Salerno also serves as a member of a Bakkt board of managers, a majority owned subsidiary of ICE. He served on the boards of directors of CBS Corporation from 2007 to 2016, Viacom from 1996 to 2017 and FCB Financial Holdings, Inc. from 2010 to 2019. He has served on the boards of directors of Akamai Technologies, Inc. since 2002, Associated Capital Group since 2017 and The Madison Square Garden Company since 2019. He has a Bachelor of Science degree in Engineering from Manhattan College and a Master of Business Administration from Adelphi University.

Qualifications

In light of Mr. Salerno’s broad knowledge of financial markets and his business acumen, his service on the boards of our subsidiaries and other public companies, and the knowledge and experience he has gained and contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating & Corporate Governance Committee, has determined that Mr. Salerno should be re-elected to our Board.

Intercontinental Exchange Board Committee(s): Nominating & Corporate Governance Committee (Chairperson)

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CORPORATE GOVERNANCE

Name	Biographical Information
Jeffrey C. Sprecher Age: 65 Non-Independent Director since 2000

Mr. Sprecher has been a director and our Chief Executive Officer since our inception and has served as Chairman of our Board of Directors since November 2002. As our Chief Executive Officer, he is responsible for our strategic direction and operational and financial performance. Mr. Sprecher acquired CPEX, our predecessor company, in 1997. Prior to acquiring CPEX, Mr. Sprecher held a number of positions, including President, over a fourteen-year period with Western Power Group, Inc., a developer, owner and operator of large central-station power plants. While with Western Power, he was responsible for a number of significant financings. Mr. Sprecher holds a Bachelor of Science degree in Chemical Engineering from the University of Wisconsin and a Master of Business Administrator from Pepperdine University.

Qualifications

In light of Mr. Sprecher’s in-depth knowledge of global markets, his guidance of ICE as Chief Executive Officer since he founded the Company, and his successful execution of key strategic initiatives to grow the Company, our Board, based upon the recommendation of the Nominating & Corporate Governance Committee, has determined that Mr. Sprecher should be re-elected to our Board.

Intercontinental Exchange Board Committee(s): None

Judith A. Sprieser Age: 66 Independent Director since 2004

Ms. Sprieser was the Chief Executive Officer of Transora, Inc., a technology software and services company until March 2005. Prior to founding Transora in 2000, she was Executive Vice President of Sara Lee Corporation, having previously served as Sara Lee’s Chief Financial Officer. Ms. Sprieser also serves on the Board of Managers of ICE Clear Credit and ICE Mortgage Services, the governing Board of MERSCORP Holdings, all of which are our subsidiaries. Ms. Sprieser has been a member of the boards of directors of Allstate Insurance Company since 1999 (currently Lead Director) and Newell Brands Inc. since 2018. Previously, she served on the boards of Reckitt-Benckiser plc from 2003-2018, Royal Ahold N.V. from 2006 to 2015, Jimmy Choo plc from 2014 to 2015 and Experian plc from 2010 to 2016. She has a Bachelor of Arts degree from Northwestern University and a Master of Business Administration from the Kellogg School of Management at Northwestern University.

Qualifications

In light of Ms. Sprieser’s financial expertise and her business acumen, her service as a director for other public companies, and the knowledge and experience she has gained and contributions she has made during her tenure as a director of ICE, our Board, based upon the recommendation of the Nominating & Corporate Governance Committee, has determined that Ms. Sprieser should be re-elected to our Board.

Intercontinental Exchange Board Committee(s): Audit Committee (Chairperson) and Nominating & Corporate Governance Committee

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CORPORATE GOVERNANCE

Name	Biographical Information
Vincent Tese Age: 77 Independent Director since 2004

Since 2009, Mr. Tese has served as Chairman of the Board of ICE Clear Credit and since 2013, has served on the subsidiary boards of certain NYSE U.S. regulated exchanges, all of which are our subsidiaries. Mr. Tese also serves as a member of a Bakkt board of managers, a majority owned subsidiary of ICE. Previously, he served as New York State Superintendent of Banks from 1983 to 1985, Chairman and Chief Executive Officer of the New York Urban Development Corporation from 1985 to 1994, Director of Economic Development for New York State from 1987 to 1994, and Commissioner and Vice Chairman of the Port Authority of New York and New Jersey from 1991 to 1995. He also served as a Partner in the law firm of Tese & Tese from 1973 to 1977. He was a Partner in the Sinclair Group, a commodities company, from 1977 to 1982 and was co-founder of Cross Country Cable TV. Prior to the acquisition of Cablevision Systems Corporation by Altice, he served on the public company board of Cablevision from 1996 to 2016. In addition, he served as Chairman of FCB Financial Holdings, Inc. from 2009 to January 2019 before they were acquired by Synovus Financial Corp. He currently serves as a member of the boards of directors for The Madison Square Garden Company, Mack-Cali Realty Corporation, AMC Networks Inc., and serves as a trustee of New York University School of Law and New York Presbyterian Hospital. He has a Bachelor of Business Administration in accounting from Pace University, a Juris Doctor from Brooklyn Law School and a Master of Laws degree in taxation from New York University School of Law.

Qualifications

In light of Mr. Tese’s broad knowledge of trading and financial markets, his legal and business acumen, as well as his board service for our subsidiaries and other public companies, and the knowledge and experience he has gained and contributions he has made during his tenure as a director, our Board, based upon the recommendation of the Nominating & Corporate Governance Committee, has determined that Mr. Tese should be re-elected to our Board.

Intercontinental Exchange Board Committee(s): Audit Committee and Compensation Committee (Chairperson)

Based on the foregoing qualifications, our Nominating & Corporate Governance Committee believes that the director nominees, individually and collectively, have the skills and experience to effectively oversee and guide our business. Each nominee has the integrity, business judgment, collegiality and commitment that are among the essential characteristics for membership on our Board of Directors. They also bring highly developed skills in, among other areas, finance, investing, accounting, financial market regulation, public policy, business operations, organizational management and leadership. In addition, members of our Board have had a great diversity of experiences and bring to our Board a wide variety of views that strengthen their ability to guide ICE. They have had extensive involvement in international business and deep professional experience across a broad range of industries and in the energy and derivatives markets in particular. Most have relevant direct experience in the oversight of public companies through their service on our Board and those of other public companies, as well as their current and past senior executive positions.

Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

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STRUCTURE AND ROLE OF OUR BOARD

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the full Board of Directors and through meetings of the committees of the Board of Directors, consisting of an Audit Committee, a Compensation Committee, a Nominating & Corporate Governance Committee and a Risk Committee. The current members of the committees are identified in the table below.

Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Risk Committee
Hon. Sharon Y. Bowen				X
Charles R. Crisp	X	X
Duriya M. Farooqui	X
Jean-Marc Forneri			X	X
Hon. Frederick W. Hatfield		X	X
Thomas E. Noonan				X(Chair)
Lord Hague		X		X
Frederic V. Salerno			X(Chair)
Jeffrey C. Sprecher
Judith A. Sprieser	X(Chair)		X
Vincent Tese	X	X(Chair)

In 2019, our Board of Directors held seven meetings, the Audit Committee held six meetings, the Compensation Committee held five meetings, the Nominating & Corporate Governance Committee held four meetings and the Risk Committee held four meetings. In addition, our non-management directors met periodically in executive session without management participation, as required by NYSE listing standards. Mr. Salerno has been appointed by the Board of Directors as the non-management lead independent director presiding at these meetings.

As a matter of Board policy, it is expected that each director will be available to attend substantially all of the meetings of the Board of Directors and any committees on which the director serves. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of which he or she is a member. Further, 10 of 11 of our current directors attended 100% of the aggregate number of scheduled Board and committee meetings in 2019 and one director attended 94% of the aggregate number of scheduled Board and committee meetings. As a matter of policy, it is expected that each director standing for re-election and any new director nominees will attend the Annual Meetings of Stockholders. All eleven directors standing for re-election at last year’s annual meeting attended the meeting in-person.

AUDIT COMMITTEE Members: Judith A. Sprieser* (Chairperson) Duriya M. Farooqui Charles R. Crisp Vincent Tese* * Audit Committee Financial Experts

The Audit Committee is comprised solely of directors who meet the independence requirements of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are financially literate, as required by NYSE rules. At least one member of the Audit Committee qualifies as an audit committee financial expert, as defined by the rules and regulations of the SEC. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•   the quality and integrity of our financial statements;

•   our compliance with legal and regulatory requirements;

•   our system of internal controls regarding finance, accounting and legal compliance;

•   the independence, qualification and performance of our independent auditors;

•   the performance of our internal audit function; and

•   our auditing, accounting and financial reporting processes.

The Audit Committee is governed by a written Audit Committee Charter, which has been approved by our Board of Directors. The charter is available on our website at www.intercontinentalexchange.com under the links “Investors & Media — Governance — Governance & Charter Documents — Charter of the Audit Committee of the Board of Directors.” We will also provide a printed copy of the charter to stockholders upon request.

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COMPENSATION COMMITTEE Members: Vincent Tese (Chairperson) Charles R. Crisp Frederick W. Hatfield Lord Hague

The Compensation Committee is comprised solely of directors who meet NYSE independence requirements, the requirements for a “Non-employee Director” under the Exchange Act and the requirements for an “outside director” under Section 162(m) of the Code. The Compensation Committee:

•   reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, including our Chief Executive Officer;

•   evaluates our Chief Executive Officer’s performance and sets his compensation based on this evaluation;

•   approves, in consultation with our Chief Executive Officer, the compensation of our officers who are appointed by our Board of Directors;

•   reviews and approves option grants, bonus payments and stock awards to our officers;

•   exercises general oversight of our benefit plans and evaluates any proposed new retirement or benefit plans; and

•   reviews and approves severance or similar termination payments to former officers.

The Compensation Committee is governed by a written Compensation Committee Charter approved by our Board of Directors. The charter is available on our website at www.intercontinentalexchange.com under the links “Investors & Media — Governance — Governance & Charter Documents — Charter of the Compensation Committee.” We will also provide a printed copy of the charter to stockholders upon request.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE Members: Frederic V. Salerno (Chairperson) Judith A. Sprieser Frederick W. Hatfield Jean-Marc Forneri

The Nominating & Corporate Governance Committee is comprised solely of directors who meet NYSE independence requirements. The Nominating & Corporate Governance Committee assists the Board of Directors in:

•   identifying and attracting highly qualified individuals to serve as directors and establishing criteria for selecting new board members;

•   evaluating and recommending director nominees for the next annual meeting of stockholders;

•   developing and maintaining a set of corporate governance guidelines;

•   reviewing and approving any related-party transactions and potential conflicts of interest with respect to corporate opportunities;

•   oversight of environmental, social and governance, or ESG, initiatives;

•   devising a code of business conduct and ethics for directors, officers and employees; and

•   monitoring the Board of Directors’ independence.

The Nominating & Corporate Governance Committee is governed by a written Nominating & Corporate Governance Committee Charter approved by our Board of Directors. The charter is available on our website at www.intercontinentalexchange.com under the links “Investors & Media — Governance — Governance & Charter Documents — Charter of the Nominating & Governance Committee.” We will also provide a printed copy of the charter to stockholders upon request.

RISK COMMITTEE Members: Thomas E. Noonan (Chairperson) Sharon Y. Bowen Jean-Marc Forneri Lord Hague

The Risk Committee is comprised solely of directors who meet NYSE independence requirements. The Risk Committee assists the Board of Directors in fulfilling its oversight of management’s responsibility for ICE’s risk structure and governance in:

•   identifying risks inherent in ICE’s business;

•   developing processes, guidelines, policies and reports for assessing and monitoring risks;

•   overseeing management’s identification and mitigation of cybersecurity and data privacy risk; and

•   organizing and performing ICE’s enterprise risk management function.

The Risk Committee is governed by a written Risk Committee Charter approved by our Board of Directors. The charter is available on our website at www.intercontinentalexchange.com under the links “Investors & Media — Governance — Governance & Charter Documents — Charter of the Risk Committee.” We will also provide a printed copy of the charter to stockholders upon request.

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STRUCTURE AND ROLE OF OUR BOARD

Independent Non-Employee Directors

The Intercontinental Exchange, Inc. Board of Directors Governance Guidelines (the “Governance Guidelines”) were adopted by our Board of Directors. Our Amended and Restated Bylaws and Governance Guidelines, which are described below, provide that a majority of our directors must be “independent directors” and specify independence standards consistent with NYSE listing standards. Assuming the election of the nominees to the Board of Directors, all of our directors holding office, with the exception of Mr. Sprecher, will be independent directors. Our Board of Directors, upon the recommendation of the Nominating & Corporate Governance Committee, has determined that each non-management director and nominee is independent in accordance with NYSE listing standards, our Amended and Restated Bylaws, our Independence Policy of the Board of Directors of Intercontinental Exchange, Inc. (the “Independence Policy”) and our Governance Guidelines, and does not have any relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director.

In making their independence determinations, our Board of Directors and the Nominating & Corporate Governance Committee considered transactions, if any, between each non-employee director and ICE and determined that there are no transactions that give rise to any independence issues.

Requirements for Directors

Our Fifth Amended and Restated Certificate of Incorporation provides that no person who is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) may be permitted to serve as a director on our Board of Directors.

Board Evaluations and Succession Planning

Each year, the members of the Board of Directors and each Board committee conduct a confidential oral assessment of their performance with a member of our legal department. As part of the evaluation process, the Board reviews its overall composition, including director tenure, board leadership structure, diversity and individual skill sets, to ensure it serves the best interests of stockholders and positions the company for future success. The results of the oral assessments are then summarized and communicated back to the appropriate chairpersons and our lead independent director. After the evaluations, the Board, committees and management work to improve upon any issues or focus points disclosed during the evaluation process. We believe that conducting these evaluations through a discussion with our Board members leads to more meaningful results that are more likely to result in changes when compared to conducting evaluations through a written process or completion of a questionnaire. As part of the evaluation process, each committee reviews its charter annually.

Our Board is committed to effective board succession planning and refreshment, including having honest and difficult conversations with individual directors as may be deemed necessary. We may have these conversations in connection with ongoing Board self-evaluations, Board refreshment processes, and Nominating & Corporate Governance Committee and Board consideration of the annual slate of Board nominees. As a result of these different processes in the past, directors have decided (for personal or professional reasons) or have been asked (for reasons related to their ongoing contributions to the Board and Company) not to stand for re-election at the next annual meeting of stockholders. It is expected that such refreshment practices will continue in the future.

Nomination of Directors

Our Board of Directors is responsible for approving candidates for board membership and has delegated the screening and recruitment process to the Nominating & Corporate Governance Committee. In furtherance of this process, our Nominating & Corporate Governance Committee and Board of Directors have adopted the Independence Policy and the Nominating & Corporate Governance Committee Charter. The Independence Policy and the Nominating & Corporate Governance Committee Charter do not set specific, minimum qualifications that nominees must meet, but rather specify that each nominee should be evaluated on his or her individual merit taking into account the factors described below.

The Nominating & Corporate Governance Committee seeks to create a Board of Directors that consists of a diverse group of qualified individuals that function effectively as a group. Qualified candidates for director are those who, in the judgment of the Nominating & Corporate Governance Committee, possess strong personal attributes and relevant business experience to assure effective service on our Board of Directors. Personal attributes considered by the Nominating & Corporate Governance Committee when evaluating a board candidate include leadership, integrity, ethics, contributing nature, independence, interpersonal skills and effectiveness. Experience and qualifications considered by the Nominating & Corporate Governance Committee when evaluating a board candidate include financial acumen, general business experience, industry knowledge, diversity, special business experience and expertise in an area relevant to ICE and the interplay of the individual’s experience with the experience of other members of the Board of Directors. When the Nominating & Corporate Governance Committee reviews a potential new candidate, the Nominating & Corporate Governance Committee looks specifically at the candidate’s qualifications in light of the needs of our Board of Directors and ICE at that time given the then current make-up of our Board of Directors.

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Diversity is an important factor in our consideration of potential and incumbent directors. Our Nominating & Corporate Governance Committee considers a number of demographics including, but not limited to, race, gender, ethnicity, culture and nationality in seeking to develop a board that, as a whole, reflects diverse viewpoints, backgrounds, skills, experiences and expertise. When the Nominating & Corporate Governance Committee has conducted recent searches for new directors, including through the use of a third-party recruiting firm, it has focused on pools of qualified directors that have also added additional diversity to the ICE Board and subsidiary boards, when the director candidates’ skill sets qualify them to also serve on a subsidiary board of directors. The Nominating & Corporate Governance Committee considers the same factors in determining whether to re-nominate an incumbent director. Diversity is also considered as part of the annual Board evaluation.

We believe that ICE benefits from having directors with diverse viewpoints, backgrounds, experiences, skill sets and other demographics. As noted above, one of the factors that the Nominating & Corporate Governance Committee considers in identifying and evaluating a potential nominee is the extent to which the nominee would add to the diversity of our Board, and the Nominating & Corporate Governance Committee assesses the composition of our Board and how a nominee would enhance that diversity. The Nominating & Corporate Governance Committee uses a variety of methods to identify and evaluate nominees for director. The Nominating & Corporate Governance Committee periodically assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected. In the event that vacancies are anticipated or otherwise arise, the Nominating & Corporate Governance Committee will seek to identify director candidates, subject to the restrictions described below, based on input provided by a number of sources, including: (i) Nominating & Corporate Governance Committee members; (ii) other directors; (iii) management; and (iv) our stockholders. The Nominating & Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates and used a search firm over the last year to assist in the Board’s desire to increase diversity on the Board of Directors.

Once director candidates have been identified, the Nominating & Corporate Governance Committee will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating & Corporate Governance Committee deems necessary or appropriate, including those set forth above. Qualified prospective candidates will be interviewed by our Chairman and Chief Executive Officer and at least one member of the Nominating & Corporate Governance Committee. The full Board of Directors will be kept informed of the candidate’s progress. Using input from such interviews and other information obtained by it, the Nominating & Corporate Governance Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek the approval of the full Board of Directors for the nomination of the candidate or the election of such candidate to fill a vacancy on the Board of Directors.

Existing directors who are being considered for re-nomination will be re-evaluated by the Nominating & Corporate Governance Committee based on each director’s satisfaction of the qualifications described above and his or her prior performance as a director. All candidates submitted by stockholders will be evaluated in the same manner as candidates recommended from other sources, provided that the procedures set forth below under Corporate Governance — Structure and Role of Our Board — Stockholder Recommendations for Director Candidates have been followed.

Additionally, our Board of Directors shall nominate for election or re-election as directors only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they stand for re-election and (ii) acceptance by our Board of Directors of such resignation. Our Board of Directors shall fill director vacancies and newly created directorships only with candidates who agree to tender promptly following their appointment to the Board of Directors the same form of resignation tendered by other directors in accordance with the Governance Guidelines promulgated by our Board of Directors.

All of the current nominees for directors recommended for election by the stockholders at the 2020 Annual Meeting are current members of the Board of Directors. Based on the Nominating & Corporate Governance Committee’s evaluation of each nominee’s satisfaction of the qualifications described above and their past performance as directors, the Nominating & Corporate Governance Committee has decided to recommend the nominees for re-election and the Board of Directors has approved such recommendation. For the reasons specified in the profile of each director identified above under Corporate Governance — Proposal 1 — Election of Directors — Nominees for Election as Directors at the 2020 Annual Meeting, our Board has concluded that each director nominee should be re-elected to our Board of Directors. The Nominating & Corporate Governance Committee has not received any nominations from stockholders for the 2020 Annual Meeting.

Board Leadership Structure

Governance Guidelines provide for (i) the role of the Chairman of the Board and Chief Executive Officer to be combined, (ii) a lead independent director and (iii) strong active independent directors. Under our Amended and Restated Bylaws and Governance Guidelines, the Chairman of the Board, or our lead independent director if the Chairman is unavailable, presides over meetings of the Board of Directors, presides over meetings of stockholders, consults and advises the Board of Directors and its committees on our business and affairs, and performs such other duties as may be assigned by the Board. The Chairman of the Board, in consultation with

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STRUCTURE AND ROLE OF OUR BOARD

the lead independent director, establishes the agenda for Board of Director meetings and facilitates constructive and useful communication between management and the Board of Directors. Under our Amended and Restated Bylaws and Governance Guidelines, the lead independent director presides over meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the non-management directors. The lead independent director, in consultation with the Chairman and other Company representatives, reviews and establishes an agenda for Board of Director meetings and, in consultation with the Chairman, facilitates and encourages constructive and useful communication between management and the Board of Directors. We provide agendas to our lead independent director in advance of meetings and solicit input from the lead independent director regarding topics of discussion and agenda items. Our independent directors have elected Mr. Salerno as the lead independent director for 2020, a position he has held since 2008. As lead independent director, Mr. Salerno presides at all executive sessions of the non-management directors.

Our Chief Executive Officer is in charge of our business affairs, subject to the overall direction and supervision of the Board of Directors and its committees and subject to such powers as reserved by the Board of Directors. Mr. Sprecher serves as both Chairman of the Board and Chief Executive Officer, and he is the only member of our management team that serves on the Board of Directors. Our Board of Directors believes that this leadership structure — a combined Chairman of the Board and Chief Executive Officer, a lead independent director, active and strong non-employee directors, and committees led and comprised of independent directors — is the most effective structure for us.

Our Board of Directors believes that the Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board for many reasons as he is closest to many facets of our business, including his frequent contact with our customers, regulators and stockholders. In addition, his direct involvement in the strategic and day-to-day management of our business ensures timely communication with the Board of Directors on critical business matters, which is important given the complexity and global nature of our business. Further, much of our business is conducted through our operating subsidiaries, which are overseen by their own boards of directors on which Mr. Sprecher serves. Serving in multiple roles allows Mr. Sprecher to be a primary point of contact for these boards of directors and facilitates effective communication regarding our strategic goals, key issues and topics of importance. The Board of Directors believes this structure has functioned well, produced strong financial and operating results, and effectively balances a highly capable management team with appropriate safeguards and oversight by non-employee directors.

Board Oversight of Strategy

Our Board of Directors is responsible for overseeing the Company’s strategy, and the Board of Directors has in-depth experience in the area of strategy development and insights into the most important issues facing the Company. Overseeing the strategic course of the Company involves a high level of constructive engagement between management and the Board of Directors. Our entire Board of Directors regularly discusses the key priorities of the Company, taking into consideration and adjusting the Company’s long-term strategy with global economic, geopolitical and financial market trends, as well as changes in legislation and regulatory initiatives. Throughout the year and at almost every meeting of the Board of Directors, the Board receives information and updates from management and actively engages with senior leaders with respect to the Company’s strategy, including the strategic plans for its products and services, and the competitive environment in our industry. ICE’s independent directors also hold executive sessions without Company management present, at which strategic decisions and directions are discussed.

Board Oversight of Risk

Our Board of Directors is responsible for overseeing ICE’s risk management process, which includes management of general risks as well as particular risks, such as those relating to cybersecurity, facing our business. With the assistance of our Audit and Risk Committees, the Board oversees that our assets are properly safeguarded, appropriate financial and other controls are maintained, and our business is conducted prudently and in compliance with applicable laws and regulations and our corporate governance guidelines. In this regard, our Board of Directors seeks to understand and oversee critical business risks and does not view the risks facing our business in isolation. While risks are considered in business decision-making and as part of our overall business strategy, the Board of Directors recognizes that it is neither possible nor prudent to eliminate all business risk. Our Board of Directors believes that purposeful and appropriate risk-taking is essential for our business to be competitive on a global basis, to continue to grow and diversify, and to achieve our overall business objectives.

While the Board of Directors oversees ICE’s risk management practices, our management team is charged with managing risks. We have adopted internal processes and controls, and have governance committees in place, to identify and manage operational and financial risks, including cybersecurity risks. The Board of Directors, the Audit Committee and the Risk Committee monitor and evaluate the effectiveness of the internal controls and the risk management program and management communicates routinely with the Audit Committee and the Risk Committee on the risks identified and how they are being managed.

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Directors may, and often do, communicate directly with senior management on any areas of our business for which they would like additional information.

Board of Directors Governance Guidelines

We have adopted the Governance Guidelines that guide the Board of Directors on matters of corporate governance, including:

•	composition of the Board of Directors;

•	duties and responsibilities of the Board of Directors and the Lead Independent Director;

•	committees of the Board of Directors;

•	leadership, functioning and evaluation of the Board of Directors;

•	director independence, orientation, compensation, education and access to management;

•	access to independent advisors by our Board of Directors;

•	number of public company boards that our directors can serve on; and

•	director compliance with the Global Code of Business Conduct.

The Governance Guidelines also provide that non-management directors meet in executive sessions without the participation of management at all regularly scheduled meetings of the Board of Directors as deemed necessary and at any other time as necessary to fulfill the Board of Directors’ responsibilities. In addition, the Governance Guidelines also state that if all non-management directors are not independent directors, then the independent directors will meet at least once annually. Our Governance Guidelines require that our directors limit their other directorships of public companies to five. Further, our Governance Guidelines require that employee directors tender their resignation from the Board of Directors coincident with their termination, resignation or retirement as employees.

A copy of the Governance Guidelines is available on our website at www.intercontinentalexchange.com under the links “Investors & Media — Governance — Governance & Charter Documents — Board of Directors Corporate Governance Guidelines.” We will provide a printed copy of the Governance Guidelines to stockholders upon request.

Board Education

For new directors, we provide onboarding materials that are helpful in educating the Board member about our business and operations and our policies and charters. We also have one-on-one meetings with the new director and each of our Chief Financial Officer, a member of the legal department and a member of the compliance team to review information in an informal setting where the director can ask questions in a private session. Our new directors typically serve on the Board for up to one year before joining any committees of the Board of Directors.

We also conduct at least one annual continuing education session with our full Board of Directors. In recent years, we have had experts present to our Board of Directors on various topics and trends, including a detailed review of ESG matters, including ICE’s ESG initiatives and ESG ratings, the mergers and acquisitions landscape in our industry, our Major Incident Response Plan, use of capital, regulatory changes due to leadership changes and Brexit. We also conduct internal training for our directors with respect to business lines or products that may be new or different or areas of emphasis within our operations. Finally, we conduct cybersecurity training sessions for our Board members at least annually.

Stockholder Engagement

We value the views of our stockholders and other stakeholders, and the input that we receive from them is an important part of our corporate governance practices. Through such engagement, we seek to ensure that we are responsive to the priorities of our stockholders and other stakeholders. Throughout 2019, our Chief Executive Officer, Chief Financial Officer, President and other members of the management team met with a significant number of our stockholders and other stakeholders to discuss our strategy, financial and operating performance, capital allocation, environmental and social initiatives, human capital management, Company culture, corporate governance and executive compensation practices and to solicit feedback on these and a variety of other topics.

Over the past few years, we have proactively reached out to our largest stockholders to hold governance engagement meetings. In 2019, we reached out to stockholders representing about 54% of our outstanding shares and also held meetings with approximately 10 of our largest stockholders to obtain their views on our performance, board composition, board diversity and refreshment, corporate governance

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STRUCTURE AND ROLE OF OUR BOARD

practices, executive compensation program and ESG topics. Following these meetings, the Nominating & Corporate Governance Committee and Compensation Committee, as appropriate, were provided with a report on these engagement meetings with our top stockholders and were provided with the opportunity to discuss and ask questions about investor feedback.

Stockholder Recommendations for Director Candidates

The Nominating & Corporate Governance Committee considers nominees recommended by stockholders as candidates for election to the Board of Directors. A stockholder wishing to nominate a candidate for election to the Board of Directors at an annual meeting, other than through proxy access provisions in our Amended and Restated Bylaws, is required to give written notice to our Corporate Secretary of his or her intention to make a nomination. Pursuant to our Amended and Restated Bylaws, the notice of nomination must be received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date, the stockholder notice must be given by the later of the close of business on the date 90 days prior to such annual meeting date or the close of business on the tenth day following the date on which the annual meeting is publicly announced or disclosed. Please see Additional Information — Stockholders’ Proposals for 2021 Annual Meeting below for additional information.

To recommend a nominee, a stockholder should write to the Corporate Secretary, c/o Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328. Any such recommendation must include:

•	a statement in writing setting forth the name of the person or persons to be nominated;

•	the number and class of all shares of each class of our stock owned of record and beneficially by each such person, as reported to such stockholder by such person;

•	the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC, as amended from time to time;

•	each such person’s signed consent to serve as a director if elected;

•

a statement whether such person, if elected, intends to tender promptly following such person’s election or re-election, an irrevocable resignation effective upon their failure to receive the required vote for re-election at the next meeting for their re-election;

•	such stockholder’s name and address;

•	in the case of a nominee holder, evidence establishing such nominee holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting; and

•

information disclosing all ownership interests in ICE, including derivatives, hedged positions and other economic and voting interests, as specified in items (v) through (xiii) under Additional Information — Stockholders’ Proposals for 2021 Annual Meeting below.

In January 2016, our Board of Directors approved an amendment and restatement of our bylaws to implement proxy access. Accordingly, qualified stockholders can nominate candidates for election to the Board of Directors if such stockholders comply with the requirements contained in our Amended and Restated Bylaws within the designated time periods. Under the proxy access provisions of our Amended and Restated Bylaws, any stockholder (or group of up to 20 stockholders) owning 3% or more of ICE’s Common Stock continuously for at least three years may nominate up to two individuals or 20% of our Board of Directors, whichever is greater, as director candidates for election to the Board of Directors, and require us to include such nominees in our annual meeting proxy statement if the stockholders and nominees satisfy the requirements contained in our Amended and Restated Bylaws. To nominate a nominee pursuant to the Amended and Restated Bylaws, a stockholder or group of stockholders must meet the qualifications required by the Amended and Restated Bylaws and submit to the Corporate Secretary, c/o Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328:

•	a Schedule 14N (or any successor form) relating to the nominee, completed and filed with the SEC by the nominating stockholder, in accordance with the applicable rules;

•

a written notice in a form deemed satisfactory by the Board of Directors, of the nomination of such nominee that includes additional information, agreements, representations and warranties as outlined in our Amended and Restated Bylaws;

•

an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the nominating stockholder agrees to certain requirements included in our Amended and Restated Bylaws; and

•	an executed agreement, in a form deemed satisfactory by the Board of Directors, by the nominee.

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STRUCTURE AND ROLE OF OUR BOARD

Global Code of Business Conduct and Global Personal Trading Policy

We have adopted the Global Code of Business Conduct, which applies to all of our directors, officers and employees. The Global Code of Business Conduct meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and applies to our Chief Executive Officer, Chief Financial Officer (who is our Principal Financial Officer) and our Principal Accounting Officer, as well as all other employees, as indicated above. The Global Code of Business Conduct also meets the requirements of a code of conduct under NYSE listing standards. The Global Code of Business Conduct, which includes information regarding our hotline for receiving concerns regarding our financial statements or accounting matters, as well as conflicts of interest and code violations, is available on our website at www.intercontinentalexchange.com under the links “Investors & Media — Governance — Governance & Charter Documents — Global Code of Business Conduct.” We also disclose amendments to the Global Code of Business Conduct on our website. We will provide a printed copy of the Global Code of Business Conduct to stockholders upon request.

In addition, we have adopted a Global Personal Trading Policy that applies to all employees and directors, which prohibits, among other things, entering into hedging transactions relating to our stock. Specifically, employees and directors are prohibited from (i) engaging in short sales and buying or selling puts or calls or any derivative securities of our stock and (ii) holding our stock in a margin account or pledging our stock as collateral for a loan.

Communications with the Board of Directors

We have established a process for interested parties to communicate with members of the Board of Directors. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, or any issues arising under our Global Code of Business Conduct, or other matters that you wish to communicate to our Board of Directors or non-management directors, send these matters in writing to:

Corporate Secretary Intercontinental Exchange, Inc. 5660 New Northside Drive Third Floor Atlanta, GA 30328

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party. Communications are distributed to the Board of Directors, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. Information about our Board of Directors communications policy can be found on our website at www.intercontinentalexchange.com under the links “Investors & Media — Governance — Governance & Charter Documents — Board Communication Policy.”

Political Contributions

Our policies prohibit the use of corporate funds to make contributions to any candidates, political committees or other entities organized primarily for political activities under section 527 of the Internal Revenue Code or under 501(c)(4) of the Internal Revenue Code, or to any political party that would use the money to support any candidates. Our prohibition on corporate contributions and expenditures extend to the use of Company assets and facilities. In general, ICE will not offer a candidate the unrestricted use of telephones, office space, staff support, or other Company assets to “facilitate” or support the candidate’s political activities without receiving advance payment from the benefiting campaign. We encourage our employees to participate in the political process as they choose, in the spirit of active citizenship. In doing so, our employees must remain attentive to the rules prohibiting the use of Company resources to support federal candidates and committees.

We have a political action committee (the “ICE-PAC”) in the U.S., which is supported entirely by voluntary employee and director contributions. The primary purpose of the ICE-PAC is to complement and support the governmental affairs initiatives of ICE. The goal of the ICE-PAC is to support candidates for office who are supportive of programs and legislation of importance and beneficial to ICE. The ICE-PAC will solicit contributions from executives, directors and employees of ICE and their families. An employee, director or their family member must be a U.S. citizen to contribute to the ICE-PAC. Under federal law the maximum contribution that an individual may make to the ICE-PAC is $5,000 per year. A statement of organization for the ICE-PAC was filed with the Federal Election Commission in January 2008 and all expenditures of the PAC are publicly available at www.FEC.gov. funds.

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COMPENSATION MATTERS

PROPOSAL 2 — ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on ICE’s executive compensation as reported in this Proxy Statement. As this is an advisory vote, the result will not be binding, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices.

We urge stockholders to read Compensation Matters — Compensation Discussion & Analysis below, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our NEOs. Our Board of Directors and our Compensation Committee believe that the policies and procedures articulated in Compensation Matters — Compensation Discussion & Analysis are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to ICE’s success.

We are asking stockholders to approve the following advisory resolution at the 2020 Annual Meeting:

RESOLVED, that the holders of Common Stock approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion & Analysis,” the compensation tables and related disclosure.

Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

In this section, we discuss our executive compensation program as it relates to our NEOs:

Name	Position
Jeffrey C. Sprecher	Chairman and Chief Executive Officer
Scott A. Hill	Chief Financial Officer
Charles A. Vice	Vice Chairman
David S. Goone	Chief Strategy Officer
Benjamin R. Jackson	President

We are a leading global operator of regulated exchanges, clearing houses and listings venues, and a provider of data services for commodity, financial, fixed income and equity markets. We operate regulated marketplaces for listing, trading and clearing a broad array of derivatives contracts and securities across major asset classes, including energy and agricultural commodities, metals, interest rates, equities, exchange traded funds (ETFs), credit derivatives, digital assets, bonds and currencies, and also offer mortgage and technology services. In addition, we offer comprehensive data services to support the trading, investment, risk management and connectivity needs of customers around the world across asset classes.

Our executive compensation philosophy is to link compensation with individual achievement, company performance, and stockholder value creation. This philosophy manifests itself in the following four primary objectives:

•	attract, retain and reward executive officers capable of achieving our business objectives;

•	offer competitive compensation opportunities that reward individual contribution and company performance;

•	align the interests of executive officers and stockholders over the long-term; and

•	pay total compensation that is commensurate with the performance achieved and value created for stockholders.

Our executive compensation program offers three distinct direct compensation elements that are consistent with the objectives outlined above:

•

Base salary: A cash base salary enables us to recruit and retain qualified executives by providing regular, stable compensation for their service during the year. We offer base salaries that are competitive with our peers and commensurate with the industry, the experience of the executive and the scope of the role.

•

Annual bonus: Our cash bonus plan is designed to reward the achievement of our annual performance targets, which align with our strategic business priorities. These targets are based primarily on objective and quantitative components, but also include qualitative components for measuring both corporate and individual achievement relative to pre-established objectives.

•

Equity compensation: We use multiple equity vehicles, including stock options and PSUs for our officers, to deliver long-term incentive compensation in a manner that aligns employee interests with the interests of our stockholders, and serves as a retention tool through multi-year vesting schedules.

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COMPENSATION DISCUSSION & ANALYSIS

Financial Performance Highlights

ICE continued to deliver strong annual operating results as evidenced by the following 2019 performance highlights:

•	Fourteenth consecutive year of record revenues, including record financial results each year as a public company;

•	Record 2019 net revenues of $5.2 billion; 2019 GAAP diluted EPS of $3.42 and 2019 adjusted diluted EPS of $3.88, up 8% year-over-year;[1]

•	Returned record of nearly $2.1 billion to stockholders through dividends and share repurchases in 2019, up 19% from 2018 and increased first quarter 2020 quarterly dividend by 9% relative to 2019;

•	Three-year TSR of 70% (based on stock price increase from $54.33 on December 31, 2016 to $92.55 on December 31, 2019, plus quarterly dividend payments); and

•	Expanded and strengthened markets served and range of data and risk management services through organic growth and strategic acquisitions.

2019 Executive Compensation

2019 Target Direct Compensation

The Compensation Committee, with the help of its independent compensation consultant, reviews the target direct compensation for our NEOs each year. We have historically aimed to set targets for each element of total direct compensation between the median and 75th percentile of the market relative to our peer group, depending upon factors including the NEO’s experience in his or her respective position, individual performance and impact on the organization, company performance, retention objectives and internal pay equity considerations. The Compensation Committee considers each NEO’s total compensation package when making changes to the individual elements that comprise the NEO’s compensation. For example, if the Compensation Committee makes a change to an officer’s base salary, the Compensation Committee reviews the change in light of the other elements of compensation, including the annual bonus and equity compensation.

[1]

Net revenue figures represent total revenues less transaction-based expenses. Adjusted diluted EPS is a non-GAAP metric. Please refer to the section titled “Non-GAAP Financial Measures” in ICE’s 2019 Annual Report on Form 10-K filed with the SEC on February 6, 2020 for the equivalent GAAP term and reconciliation to the GAAP term.

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COMPENSATION DISCUSSION & ANALYSIS

For 2019, target compensation levels for each of our NEOs were informed by reviews completed in 2018 and 2019. Based on those reviews, the Compensation Committee did not make any changes to compensation levels for our NEOs in 2019. The table below sets forth the target direct compensation for our NEOs and its positioning relative to peers.

				2019 Target Total Direct Compensation
Name and Position	Base Salary as of June 1, 2019 ($)(1)	2019 Target Annual Bonus (% of Base Salary)(1)	2019 Target Equity Compensation ($)(1)	($)	Positioning Relative to Peers (Percentile)
Jeffrey C. Sprecher Chairman and Chief Executive Officer	$1,050,000	250%	$10,750,000	$14,425,000	50th to 75th
Scott A. Hill Chief Financial Officer	$725,000	175%	$3,350,000	$5,343,750	50th to 75th
Charles A. Vice Vice Chairman	$775,000	200%	$4,750,000	$7,075,000	50th to 75th
David S. Goone Chief Strategy Officer	$675,000	175%	$2,750,000	$4,606,250	75th +
Benjamin R. Jackson President	$675,000	175%	$2,750,000	$4,606,250	75th +

(1)	For each NEO, the Compensation Committee determined that no adjustments would be made in 2019 to base salary, target annual bonus, or target equity compensation.

Annual Bonus

Our NEOs participate in our stockholder approved Executive Bonus Plan. Annual bonuses are earned between 0% and 200% of target based on performance measures established at the beginning of each year. Any potential payments are limited according to the terms of the Executive Bonus Plan. Furthermore, the impact of mid-year merger and acquisition activity is excluded from results and cannot be used to meet quantitative financial performance targets established at the beginning of the year.

At the beginning of each year, the Compensation Committee and, as it relates to financial and strategic metrics, the Board of Directors approves company and individual goals for the year. From these goals, management business objectives (“MBOs”) are established that serve as the performance measures for the annual bonus. At the end of each year, the Compensation Committee evaluates the Executive Bonus Plan funding (which is equal to 3% of EBITDA) and awards annual bonus payments to the NEOs based on company and individual achievement of the pre-established MBOs. The Compensation Committee also determines the overall bonus pool available for our broad-based employee annual bonus plan, based on the same MBO achievement criteria.

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COMPENSATION DISCUSSION & ANALYSIS

MBOs for our executive officers, including our NEOs, are made up of financial measures (90%) and non-financial measures (10%). For purposes of 2019 annual bonuses, the financial measures consisted of revenue performance (weighted 30% of the total annual bonus) and adjusted net income performance (weighted 60% of the total annual bonus). The Compensation Committee and management believe that revenue is the right measure for annual performance given our focus on growth. Adjusted net income, which is weighted more heavily, was chosen as it is tied to our overall profitability. The non-financial performance measures included items such as product launches, integration of acquisitions, key technology initiatives, and leadership development. Determining achievement of the non-financial measures involves a subjective assessment of corporate and individual performance by the Compensation Committee. The Compensation Committee believes that it is appropriate to use some subjective assessments (within the context of the objective EBITDA-based funding formula and maximum bonus amounts) as part of the annual bonus determination in light of ICE’s growth, its rapidly evolving industry, the existence of few direct peer companies and the challenges inherent in establishing objective and strictly budget-based goals in a dynamic environment.

The Compensation Committee strives to set the performance targets for the annual bonus plan at levels that are challenging but achievable, and incorporates a significant degree of “stretch” to encourage and reward outstanding corporate performance. The payouts are leveraged to provide higher payments in years of exceptional performance and lower payments in years where performance is below the target level. For 2019, our target goals for revenue and adjusted net income represented an approximately 6% and 4% increase, respectively, over 2018 actual results, which the Compensation Committee believes were properly challenging given the economic and competitive conditions facing ICE.

In December 2019 and February 2020, the Compensation Committee reviewed ICE’s performance and determined that the 2019 financial performance MBOs were achieved as follows:

Financial Metric	2019 Goal	2019 Actual	2019 Actual Compared to 2019 Goal
Net Revenues (weighted 30%)	$5,270 Million	$5,202 Million	99%
Adj. Consolidated Net Income Attributable to ICE (weighted 60%)	$2,153 Million	$2,194 Million*	102%
*

The 2019 actual adjusted consolidated net income attributable to ICE is equal to the adjusted consolidated net income attributable to ICE included in ICE’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 6, 2020.

The above weighted financial performance results yield achievement of approximately 101% of the 2019 financial performance MBOs, which accounts for 90% of the overall annual bonus determination. However, management recommended and the Compensation Committee agreed, to reduce this achievement factor to 98% to eliminate the impact of certain items that would have benefited management in the financial metrics.

In determining achievement of the 2019 non-financial performance MBOs, the Compensation Committee considered the following individual contributions:

•

Mr. Sprecher: leadership on continued development of core business (e.g., ICE Futures Abu Dhabi and ETF Hub) leadership on continued growth and development of data services business; expansion of offerings with continued investment in ICE Mortgage Services business, strategic foresight and market leadership; significant work with global regulators, lawmakers and investors; leadership on digital asset matters, including the launch and evolution of Bakkt; and leadership on human capital management matters including talent assessment, leadership development, and succession planning.

•

Mr. Hill: leadership in budgeting, forecasting and scenario planning processes, as well as risk assessments; leadership on enterprise risk management framework and continued strengthening of overall controls posture and performance; significant work with institutional investors, rating agencies and analysts; and leadership and coordination of our clearing houses, including the development of a new Global Head of Clearing & Risk role.

•

Mr. Vice: system reliability, performance and scale enhancements across all of ICE’s technology platforms; continued development and deployment of NYSE’s integrated trading technology platform; leadership on enterprise risk management framework; continued leadership in the identification and mitigation of key risks and uncertainties related to projects and daily operations; leadership on the continued development and execution of the Company’s cybersecurity strategy; and leadership on human capital management matters including talent assessment, leadership development and succession planning.

•

Mr. Goone: strategic oversight and board leadership for key investments and relationships (e.g., The Depository Trust & Clearing Corporation and The Options Clearing Corporation), continued leadership on product development and market structure matters; and leadership on ICE Benchmark Administration’s continued evolution and growth.

•

Mr. Jackson: leadership in advancing the Company’s fixed income strategy, including the launch of ICE ETF Hub; leadership in advancing the Company’s mortgage services offering, including the acquisition of Simplifile LC; leadership across ICE’s global futures businesses, including the formation of ICE Futures Abu Dhabi; oversight of marketing and public relations functions; and strategic oversight of mergers and acquisitions and integration.

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COMPENSATION DISCUSSION & ANALYSIS

Based on these factors and accomplishments, the Compensation Committee determined that the NEOs achieved their 2019 non-financial performance MBOs, which accounts for 10% of the overall annual bonus determination, at target (100%). Upon evaluating both the financial and non-financial performance and considering the impact of certain on-time items in the financial metrics, the Compensation Committee determined the final overall 2019 annual bonus achievement to be 98% of target.

Based on the performance and considerations described above, the following annual bonus awards for fiscal year 2019 were approved by the Compensation Committee:

Name and Position	2019 Annual Bonus
Jeffrey C. Sprecher Chairman and Chief Executive Officer	$2,572,500 (98% of target)
Scott A. Hill Chief Financial Officer	$1,243,375 (98% of target)
Charles A. Vice Vice Chairman	1,519,000 (98% of target)
David S. Goone Chief Strategy Officer	$1,157,625 (98% of target)
Benjamin R. Jackson President	$1,157,625 (98% of target)

All annual bonus awards for the NEOs were paid in cash during February 2020, and are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

As noted above, the Compensation Committee seeks to set annual bonus performance targets at levels that incorporate a significant degree of “stretch”. Based on our history of achievement under the annual bonus plan, we believe that we have succeeded in setting targets that represent stretch but achievable goals. As illustrated by the below chart, we have performed close to the target level in most of the last five years notwithstanding the fact that we experienced a significant amount of growth during the five-year period, which further illustrates the stretch built into each year’s target goals.

Overall Bonus Achievement Versus Goal as a % of Target
2019	2018	2017	2016	2015
98%	102%	100%	100%	106%

2020 Annual Bonus Award Structure

For purposes of the 2020 Annual Incentive Plan, the Company will utilize the same financial measures and weightings as used in 2019. With regard to specific performance goals for 2020, we note that because the Company does not provide detailed revenue or earnings guidance, the specific 2020 financial goals are not detailed in this filing. We will publish the 2020 targets and the corresponding achievement in our 2021 Proxy Statement filing. Please refer to our Investor Relations website at www.ir.theice.com for publicly available information related to our financial performance.

Equity Compensation

The Compensation Committee believes that equity awards are an effective vehicle to align the interests of executive officers with those of our stockholders, serve as a retention tool through multi-year vesting schedules and discourage employees from taking inappropriate business risks. ICE is sensitive to the concerns of its stockholders regarding the potential dilutive impact of equity awards, and also takes into account the relevant accounting and tax impact of all potential forms of equity awards in designing its grants. Additionally, when determining the form in which to deliver equity compensation, the Compensation Committee seeks to maintain a focus on both growth and financial performance.

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COMPENSATION DISCUSSION & ANALYSIS

For purposes of the 2019 equity award, the Compensation Committee determined it was appropriate to continue to award equity compensation in the form of EBITDA-based PSUs, TSR-based PSUs and stock options, but shifted the mix in order to align more of the award with a longer performance period. Accordingly, for 2019, the portion of the award delivered via TSR-PSUs was increased to 30% (from 20%) and the portion of the award delivered via EBITDA-PSUs was decreased to 50% (from 60%). The remaining 20% of the award was delivered in the form of stock options.

We chose stock options as a means of linking a portion of the long-term incentive (“LTI”) awards for our most senior executives directly to our Company’s stock price growth and performance. For the 2019 award, the Compensation Committee determined the options would vest ratably over a period of three years following the grant date. The Compensation Committee believes the use of stock options is appropriate given the Company’s continued positioning as a growth company.

We introduced TSR-based PSUs in 2017 as a means of creating an even greater link between long-term stockholder value creation and executive rewards, granting 20% of LTI to our NEOs through this vehicle in both 2017 and 2018. In 2019, we increased the weighting of TSR-based PSU’s to 30% (from 20%), and decreased the weighting of EBITDA-based PSU’s to 50% (from 60%), of each NEOs target annual award value to place additional emphasis on multi-year performance. As illustrated below, the number of shares ultimately earned under these PSUs will vary based on the Company’s cumulative TSR performance over the three-year period from 2019 – 2021 relative to that of the S&P 500. The 2019 TSR-based PSU awards will cliff vest in February 2022 upon the Compensation Committee’s determination of performance achievement.

	Threshold Performance	Target Performance	Maximum Performance
Company 3-Year TSR relative to S&P 500 3-Year TSR	25th percentile	50th percentile	75th percentile
PSUs earned (as % of target)	50%	100%	200%

As stated above, our first TSR-based PSU award was granted in February 2017 and was based on 3-year TSR performance ending December 31, 2019, relative to the S&P 500. Our 3-year TSR was at the 69th percentile and resulted in a 175.2% payout for our executives, including our NEOs, which vested on February 20, 2020.

We chose EBITDA-based PSUs as a means of rewarding senior executives for delivering on important pre-established financial performance goals. The Compensation Committee continues to believe that EBITDA is a very strong indicator of Company performance and stockholder value, and is the most prominent measure evaluated when determining the financial impact of actual and potential acquisitions. The Compensation Committee determined that a one-year performance period was appropriate again in 2019 for this portion of the long-term incentive awards because of the Company’s continued growth trajectory due, in part, to our acquisitive nature. The Compensation Committee determined that as a growth company that is continually developing new products and services and entering new markets, the one-year measure provides the Compensation Committee the opportunity to reset targeted EBITDA performance each year to account for the impact and financial expectations of new products, services, markets and acquisitions. Because EBITDA has been utilized as a consistent measure for these types of awards, the Compensation Committee has the opportunity to ensure the year-over-year targets have a sufficient degree of stretch.

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COMPENSATION DISCUSSION & ANALYSIS

The EBITDA-based PSUs were subject to ICE’s 2019 EBITDA performance as well as a stock market condition that could have reduced the number of shares that were earned above target based on ICE’s 2019 TSR as compared to the S&P 500 index. The number of shares that could have been earned based on ICE’s 2019 EBITDA performance ranged from zero for performance below the threshold performance target, 50% of the target award for performance at the threshold (85% of the EBITDA goal), 100% of the target award for performance at the target (100% of the EBITDA goal) and 200% of the target award for performance at the maximum (113% of the EBITDA goal) performance level. EBITDA results excluded the impact of mid-year M&A activity, which could not be used to meet EBITDA performance targets. In the event ICE achieved above-target EBITDA performance, the stock market condition would have reduced the number of shares earned above target by 10 percentage points if ICE’s 2019 TSR was below the S&P 500 index’s 2019 TSR by 10% or less, or reduced such shares by 20 percentage points if ICE’s 2019 TSR was below the S&P 500 index’s 2019 TSR by more than 10%. The table below illustrates the number of PSUs earned based on EBITDA performance and the impact of the stock market condition. Earned awards vest in three equal annual installments beginning in February 2020.

	Threshold Performance (85% of goal)	Target Performance (100% of goal)	Maximum Performance (113% of goal)
2019 Consolidated EBITDA	$2,887 Million	$3,396 Million	$3,838 Million
Greater than or equal to S&P 500 Index 2019 TSR	50%	100%	200%
Below S&P 500 Index 2019 TSR by 10% or less			190%
Below S&P 500 Index 2019 TSR by greater than 10%			180%

The following equity awards were granted to the NEOs on February 8, 2019:

Name and Position	Stock Options* (#)	TSR-Based PSUs (# at target)	EBITDA-Based PSUs (# at target)
Jeffrey C. Sprecher Chairman and Chief Executive Officer	139,158	42,345	70,575
Scott A. Hill Chief Financial Officer	43,365	13,195	21,993
Charles A. Vice Vice Chairman	61,488	18,710	31,184
David S. Goone Chief Strategy Officer	35,598	10,832	18,054
Benjamin R. Jackson President	35,598	10,832	18,054
*	The stock options were granted with a strike price of $76.16, which was the closing price of our Common Stock on the grant date, February 8, 2019.

At a meeting in early February 2020, the Compensation Committee determined that ICE’s EBITDA performance for 2019 was approximately 98.2% of target, as illustrated below.

Financial Metric	2019 Goal	2019 Actual*	2019 Actual Compared to 2019 Goal
Consolidated EBITDA	$3,396 Million	$3,334 Million	98.2%
*

The 2019 actual consolidated EBITDA is equal to earnings before interest, taxes, depreciation, and amortization adjusted for the non-GAAP measures described in ICE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission on February 6, 2020.

Pursuant to the terms of the awards, certain costs attributable to merger and acquisition activity were excluded based on the rationale that ICE does not want to discourage future acquisition attempts when opportunities arise. Because ICE’s 2019 EBITDA performance was below target, ICE’s 2019 TSR relative to that of the S&P 500 was not a relevant factor in determining performance for share vesting purposes. Accordingly, each NEO earned 94.0% of EBITDA-based PSUs set forth in the table above. The first tranche (1/3) of shares earned pursuant to 2019 EBITDA-based PSUs vested on February 18, 2020. Subject to continued employment, the second and third tranches of shares earned are scheduled to vest in equal portions in February 2021 and February 2022. We do not pay any dividends or dividend equivalents on unearned PSUs.

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COMPENSATION DISCUSSION & ANALYSIS

As with the annual bonus, the Compensation Committee seeks to set equity compensation performance goals at levels that incorporate a significant degree of “stretch”. Based on our history of achievement with respect to EBITDA-based PSUs, we believe that we have succeeded in setting targets that challenge our NEOs, and reward exceptional performance. As illustrated by the below chart, we have performed close to the target level in most of the last five years notwithstanding the fact that we experienced a significant amount of growth during the five-year period, which further illustrates the stretch built into each year’s target goals.

	2019	2018	2017	2016	2015
Overall EBITDA Achievement as a % of Target	98.2%	101.6%	100.0%	101.5%	106.2%
TSR Adjustment (if EBITDA Performance is Above Target)	Not Applicable	None (ICE TSR Exceeded S&P 500 Index TSR)	Not Applicable	None (ICE TSR Exceeded S&P 500 Index TSR)	None (ICE TSR Exceeded S&P 500 Index TSR)
Resulting % of Target Shares Earned	94.0%	112.3%	100.0%	111.5%	147.7%

Equity awards for all officers are approved by the Compensation Committee. ICE management is not authorized to approve equity awards for officer-level employees, and does not have the discretion or authority to govern the timing of equity awards. In 2019, no equity awards for officers were approved outside of a Compensation Committee meeting. ICE uses the closing price of its Common Stock on the NYSE on the grant date for purposes of establishing the strike price of stock options and for accounting purposes of other equity awards. ICE has not issued stock options with an exercise price below the fair market value of its Common Stock on the grant date.

2020 Equity Award Structure

In 2020, the Compensation Committee determined it was appropriate to continue to award equity compensation in the form of EBITDA-based PSUs, TSR-based PSUs and stock options, in the same mix as 2019. Accordingly, for 2020, equity awards were delivered to our NEOs 30% in the form of three-year TSR-based PSUs, 50% in the form of one-year EBITDA-based PSUs and 20% in the form of stock options.

For the 2020 TSR-based PSU award, we used the same performance measure of ICE’s three-year TSR relative to that of the S&P 500, and the same threshold, target and maximum criteria, as utilized in 2019.

With regard to the specific performance goals for purposes of the 2020 EBITDA-based PSU award, we note that because the Company does not provide detailed revenue or earnings guidance, the specific 2020 EBITDA goal is not detailed in this filing. As we have done in this filing with respect to the 2019 award, we will publish the 2020 EBITDA target for our 2020 PSU awards and the corresponding 2020 achievement in our 2021 Proxy Statement filing.

Please refer to our Investor Relations website at www.ir.theice.com for publicly available information related to our financial performance.

Other Compensation and Benefits

Perquisites

ICE provides medical insurance, life and disability insurance and other benefits to executives that are generally available to other employees. For certain grandfathered U.S. executive officers, including the NEOs, ICE provides an enhanced term life insurance benefit (calculated at five times salary less $100,000) and a supplemental disability insurance benefit that is designed to approximate the total benefit level (60% of eligible compensation) that cannot be provided pursuant to the limits in our group disability plans ($10,000 per month). Our contributions to these benefits programs are included in the 2019 All Other Compensation section of the Summary Compensation Table below.

Our Compensation Committee has approved a Corporate Aircraft Policy, as modified in February 2019, which, among other things, includes the authorization of up to $75,000 of incremental cost per year to ICE for personal use of company-owned or leased aircraft by each of Mr. Sprecher and Mr. Vice and $50,000 by Messrs. Hill, Goone and Jackson. In 2019, Mr. Sprecher did have personal use of the aircraft and reimbursed the Company for the full value of this usage as permitted by the Corporate Aircraft Policy. The amount reimbursed by Mr. Sprecher equaled the incremental costs to the Company for such flights as computed from data from an independent third-party. Messrs. Vice and Goone did not use any of the amount allocated to them under the Corporate Aircraft Policy. Mr. Hill had $50,000 and Mr. Jackson had $31,789 of unreimbursed cost for personal use of company-owned aircraft, which is reported in the 2019 Summary Compensation Table and the 2019 All Other Compensation Table.

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COMPENSATION DISCUSSION & ANALYSIS

There were no other perquisites provided to any of our executive officers in 2019 that would require disclosure in the Summary Compensation Table.

Retirement Plans

We provide retirement benefits to U.S. corporate officers through a 401(k) retirement plan on the same terms and conditions as those offered to all ICE employees. Generally, in 2019, we provided an immediately vested matching contribution of 100% of the first 6% of employee deferrals of eligible compensation to all participants in the plan, subject to Internal Revenue Service limits ($280,000 per individual in 2019). We do not offer an active defined benefit pension plan or any other form of active supplemental executive retirement plan.

2019 “Say-on-Pay” Vote Result and Stockholder Engagement

At our 2019 Annual Meeting of Stockholders held on May 17, 2019, approximately 96% of stockholders voted to approve the non-binding advisory vote on executive compensation. In addition to seeking stockholder feedback through our “say-on-pay” votes, we held meetings with some of our largest stockholders to obtain their views on our executive compensation program and governance matters as described above under Structure and Role of Our Board — Stockholder Engagement. The Compensation Committee will continue to review our executive compensation program as well as consider stockholder input and consider the outcome of our “say-on-pay” votes when making future compensation decisions for our NEOs.

Compensation Practices

We do not maintain formal targets for the allocation of total compensation through each compensation element. We do strive to maintain a low fixed-cost compensation structure (i.e., base salary, benefits and perquisites) and to deliver the majority of value through variable pay elements (i.e., annual bonus and performance-based equity compensation). We have maintained this “pay for performance” orientation since our founding and believe it is an important element of our entrepreneurial culture.

Based on a review by Compensation Advisory Partners, the Compensation Committee’s independent compensation consultant, our mix of compensation continues to emphasize variable incentive compensation, rather than fixed compensation. This focus on variable incentive compensation is consistent with the Compensation Committee’s emphasis on performance-based awards for officers and our compensation philosophy.

We believe that our mix of cash/non-cash and short-term/long-term incentives provides an appropriate balance between our longer-term business objectives and shorter-term retention and competitive needs. We also believe that providing the majority of our NEOs’ compensation in the form of long-term incentive awards, when combined with our clawback policy and stock ownership requirements, each discussed below, has the additional benefit of discouraging employees from taking inappropriate risks.

Compensation Committee Role

Our Compensation Committee is responsible for designing, administering and implementing our executive compensation programs. The Compensation Committee is composed of four directors and each of the four directors is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Code. The Compensation Committee determines the type and level of compensation for executive officers (generally defined as Section 16 officers under the Exchange Act, but the Compensation Committee has historically included all corporate officers under this definition), reviews the performance of the Chief Executive Officer, and oversees the administration of ICE’s Executive Bonus Plan, ICE’s broad-based employee annual bonus plan and all of ICE’s equity compensation plans. The Compensation Committee Charter, which is periodically reviewed and revised by the Compensation Committee and the Board of Directors, outlines the specific responsibilities of the Compensation Committee.

Our Annual Review Process

The Compensation Committee reviews our executive compensation programs and practices each year with the help of its independent compensation consultant, Compensation Advisory Partners. Reviews were completed in both 2018 and 2019 that informed decision-making for 2019 compensation levels. Generally, the 2018 review informed decision-making regarding the target value for 2019 equity awards granted in February 2019, and the 2019 review informed decision making regarding 2019 salary adjustments as well as target 2019 annual incentive opportunities. As discussed above, for 2019 the Compensation Committee did not increase any salary or target incentive amount for any NEO in 2019. The next review will be completed in 2020.

In setting target direct compensation levels for each NEO, the Compensation Committee reviews an analysis of individual compensation levels prepared by Compensation Advisory Partners that reports compensation paid to the NEO and compares base salary, total cash compensation (base salary plus annual bonus) and total direct compensation (total cash compensation plus equity compensation) against relevant market data, including peer group data.

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COMPENSATION DISCUSSION & ANALYSIS

For Mr. Sprecher, our Chief Executive Officer, the Compensation Committee determines individual performance and conducts an annual review of his salary, bonuses and equity awards. For other NEOs, Mr. Sprecher provides input to the Compensation Committee regarding his views on the performance of these other officers during the Compensation Committee’s annual review of salary, bonuses and equity awards.

In addition to examining market data on individual positions, the Compensation Committee also focuses on the “total cost of management,” which is an aggregation of total direct annual compensation for the NEOs, excluding any special one-time awards. Based on the analysis prepared in 2019 by Compensation Advisory Partners, our “total cost of management” is between median and the 75th percentile of the peer group. Our revenue and EBITDA growth performance was also between the median and 75th percentile relative to our peer group over a three-year period which demonstrates our alignment of executive compensation with long-term company performance.

Role of Compensation Consultant

During 2019, the Compensation Committee retained Compensation Advisory Partners, to advise the Compensation Committee on executive compensation matters. The information provided by Compensation Advisory Partners in 2019 included: competitive salary, bonus and equity data for certain positions within ICE and a benchmarking analysis against our peers. In addition, Compensation Advisory Partners helped analyze our bonus and equity programs, provided advice regarding the selection of our peer group, provided updates to the Compensation Committee on trends and regulatory developments, analyzed director compensation and assisted in the review of our compensation plans to determine if the arrangements incented inappropriate risk taking.

The NEOs have not participated in the selection of Compensation Advisory Partners or any other compensation consultant in connection with advice regarding executive and director compensation matters. A representative from the compensation consultant attends most Compensation Committee meetings and is available between meetings as a resource for the Compensation Committee and management. The Compensation Committee determines in its sole discretion which compensation consultant to retain for various services, and the consultant reports directly to the Compensation Committee. Use of a particular consulting firm by the Compensation Committee does not preclude management from hiring the same consulting firm. In 2019, Compensation Advisory Partners did not provide any other services to ICE. In compliance with the SEC and NYSE requirements regarding the independence of compensation consultants, Compensation Advisory Partners provided the Compensation Committee with a letter addressing each of the six independence factors. The Compensation Committee concluded that their responses affirm the independence of the firm and its partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.

Compensation Peer Group

The Compensation Committee utilizes a peer group to assess ICE’s executive compensation program. ICE’s peer group includes comparable financial exchanges, financial services data providers, technology-based data processing and solutions companies and related companies based on metrics such as revenue and market capitalization. The peer group is reviewed annually by the Compensation Committee, with assistance and recommendations from its independent compensation consultant, and adjustments are made that may be deemed appropriate. The Compensation Committee reviews annually the executive pay practices of these peer companies as reported in industry surveys, public filings and reports from compensation consulting firms. This information is considered when making recommendations for ICE’s compensation programs and practices.

The 2019 peer group was substantially similar to the 2018 peer group, with the following changes:

•	Citrix was removed from the peer group due to its business focus being less aligned with ICE’s business mix

•	Thomson Reuters was removed because it sold a portion of its data business and as a result is less comparable to ICE

•	IHS Markit was added to the peer group given its size and business mix.

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COMPENSATION DISCUSSION & ANALYSIS

The 2019 peer group consists of the following companies:

CME Group, Inc.	London Stock Exchange	Salesforce.com Inc.

Deutsche Börse AG	Mastercard, Inc.	State Street Corp.

Fidelity National Information Services Inc.	Moody’s Corp.	TD Ameritrade Holding Corp.

Fiserv Inc.	Nasdaq Inc.	Visa Inc.

Hong Kong Exchanges and Clearing Limited	Northern Trust Corp.

IHS Markit	S&P Global Inc.

Risk Assessment with Respect to Compensation

The Compensation Committee, with the assistance of its independent compensation consultant and management, has completed a review of compensation policies and programs, including those not applicable to NEOs, and does not believe there are circumstances where the risks arising from these policies or programs are reasonably likely to have a material adverse effect on ICE. The review examined the balance of fixed and variable elements of compensation, mix of cash and non-cash components and focus on both annual and longer-term operational and financial performance alignment with stockholder interests. Moreover, our compensation program is designed with certain structural features that align our NEOs’ financial incentives with those of our stockholders and mitigate inappropriate risk-taking by our executives, including our NEOs, such as a clawback policy, stock ownership requirements, and a total compensation mix weighted in favor of long-term, equity-based awards. The Compensation Committee continues to monitor the risk exposure of our compensation policies and programs.

Clawback Policy

We have adopted a compensation recoupment, or “clawback” policy, to permit ICE to seek recovery of performance-based incentive awards in the event of certain financial statement restatements. The clawback policy states:

It is ICE’s policy that if ICE’s financial statements are required to be restated due to intentional misconduct and/or fraud, the Compensation Committee will, when deemed appropriate in its discretion, direct that ICE seek to recover all or a portion of any affected award made to officers who have engaged in the intentional misconduct and/or fraud that caused the need for the restatement with respect to any fiscal period of ICE. An “affected award” includes any cash or equity-based bonus or incentive compensation payment awarded or given to the employee after the effective date of this policy, and the net proceeds of any stock options exercised after the effective date of this policy, that were advantaged by the filing of the financial statements that were required to be restated.

The amount to be recovered from such individual shall be the estimated amount up to which the affected award exceeded the amount that would have been paid to (or received by) the employee had ICE’s financial statements been properly stated. The Compensation Committee has the authority to determine an appropriate recovery amount, if any, under the circumstances, and whether to initiate or continue pursuing a recovery, based upon factors consistent with the Compensation Committee’s exercise of its fiduciary duties and the Compensation Committee’s good faith reliance upon information, opinions or advice from professional advisors, consultants or experts.

When the clawback provision under the Dodd-Frank Wall Street Reform and Consumer Protection Act is finalized and adopted, we will update our policy, as necessary.

As further referenced under Executive Compensation — Employment Agreements and Other Factors Affecting 2019 Compensation — Termination for Cause or Executive Resignation Other than for Good Reason when executives are otherwise terminated for Cause all outstanding unvested equity is forfeited upon termination.

Termination of Employment and Change of Control Payments

We have entered into employment agreements with each of our NEOs that provide benefits upon certain employment terminations, including certain terminations in connection with a “Change in Control” of ICE. The terms of these employment agreements are discussed

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COMPENSATION DISCUSSION & ANALYSIS

in more detail below under the heading “Employment Agreements and Other Factors Affecting 2019 Compensation”. The Compensation Committee believes that employment agreements with termination and certain Change in Control protections are appropriate and necessary to attract and retain executive level talent and to mitigate uncertainty and distraction of our management team in the event that the employment of any of our NEOs terminates. The Compensation Committee intends that the terms of NEO employment agreements be consistent with market practice, as adjusted for our business considerations, and periodically reviews the terms of our NEOs’ employment agreements compared to market practice. The employment agreements with our NEOs do not include any Code Section 280G “golden parachute” excise tax gross-up provisions.

The Change in Control protections for NEOs require a “double-trigger” before a payment is provided, meaning that in the context of a Change in Control of the Company, the executive officer’s employment must be involuntarily terminated before any severance is paid. The Compensation Committee opted for “double-trigger” arrangements, rather than providing for payments solely on the basis of a Change in Control, because the Compensation Committee believes this to be more consistent with the purpose of encouraging the continued employment of our NEOs following a Change in Control and with market practice. Furthermore, the Change in Control provisions provide significant retention value with respect to our NEOs.

Stock Ownership Policy, Retention Recommendations and Anti-Hedging and Anti-Pledging Policy

Stock Ownership Policy

The Compensation Committee believes that it is in the best interests of stockholders for ICE’s executives and directors to own a significant amount of ICE Common Stock because a meaningful direct ownership stake by our executives and directors demonstrates to our other investors and stockholders a strong alignment of interests and commitment to ICE’s success, and also provides a structural mechanism to discourage our executives from taking inappropriate business risks. Accordingly, ICE’s Stock Ownership Policy is applicable to ICE officers (including all of the NEOs, but excluding officers for whom a significant portion of their compensation is commission-based or who work in a jurisdiction where ICE does not typically grant equity awards) and directors, and requires the following level of ownership (expressed as a multiple of base salary for executives and a multiple of annual cash retainer for directors):

Position	Ownership Multiple Policy Requirement	Average Stock Ownership Multiple*
Chief Executive Officer	10 times base salary	415 times (Sprecher)
Executive Vice Chairman & President	4 times base salary	30 times (Vice/Jackson)
C-Level Executives and Senior Vice Presidents	2 times base salary	46 times (Hill/Goone)
Vice Presidents and any other corporate officers	1 times base salary	All in compliance
Members of the Board of Directors of ICE	5 times annual cash retainer	All in compliance
*	As defined in the Stock Ownership Policy and summarized below as of the record date. New officers and directors have five and three years, respectively, to comply with ownership requirements.

In establishing the ownership multiple, the Compensation Committee considered information about ownership multiples at its peer companies, recommendations from third-party groups such as Institutional Shareholder Services (ISS), and its independent compensation consultant. “Ownership,” for purposes of this Stock Ownership Policy, includes: (i) shares of ICE Common Stock that are owned outright (including those held by a spouse or dependent children), (ii) vested “in-the-money” stock options and (iii) unvested restricted stock and restricted stock units that are not subject to any performance-based vesting metric. All unvested stock options, “underwater” stock options and unearned performance-based equity awards (including EBITDA-based PSUs and TSR-based PSUs) do not count towards the ownership targets. A newly appointed corporate officer, or newly elected director, will have five and three years, respectively, from his or her date of hire or appointment as an officer or director to comply with this Stock Ownership Policy. The Compensation Committee will monitor the ownership levels of such executives and directors during this transition period.

The Compensation Committee monitors the stock ownership levels of our officers and directors on at least an annual basis. In the event of a corporate officer or director’s noncompliance with ICE’s stock ownership policy, the Compensation Committee will review the facts and circumstances regarding the noncompliance and will use its discretion in determining the appropriate corrective actions and/or penalties. Such corrective actions and penalties include, but are not limited to, instructing the officer or director to buy shares of our Common Stock in the open market to comply with the Stock Ownership Policy, reducing or eliminating future equity grants to the officer or director until they comply with the Stock Ownership Policy or issuing a warning to the officer or director. To date, there have been no instances of noncompliance with the Stock Ownership Policy.

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COMPENSATION DISCUSSION & ANALYSIS

Retention Recommendations

To facilitate meeting the minimum holding requirements as specified in this Stock Ownership Policy in a timely fashion, the Compensation Committee recommends that all corporate officers and directors retain a minimum of 50% of the net value of shares obtained pursuant to each stock option exercise and the vesting of stock units for all future grants of stock options or restricted stock until such corporate officer or director has satisfied the minimum stock ownership targets for his or her position.

Anti-Hedging and Anti-Pledging Policy

All employees, including executive officers, and directors are subject to our Global Personal Trading Policy under which they are prohibited from hedging and pledging our Common Stock. Specifically, the following activities are prohibited under the policy:

•	Engaging in any speculative or hedging transaction, including short sales, in our Common Stock.

•	Buying or selling puts, calls, options, warrants, prepaid forward contracts, equity swaps, collars, exchange traded funds or similar instruments on our Common Stock or derivatives of our Common Stock.

•	Holding our Common Stock in margin accounts or pledging our Common Stock as collateral.

Policy on Deductibility of Compensation

Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. The Compensation Committee continues to consider the tax consequences when determining named executive officer compensation, including in light of changes to Section 162(m), and sets executive compensation in accordance with our compensation philosophies. The Compensation Committee believes that retaining and motivating our employees with a competitive compensation program that is aligned with our strategic business objectives is in the best interest of our stockholders, and accordingly retains discretion to award compensation that exceeds deductibility limitations if it deems appropriate in the circumstances.

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EXECUTIVE COMPENSATION

2019 Summary Compensation Table

The following table presents information relating to the compensation earned by the NEOs for the fiscal years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Stock Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Jeffrey C. Sprecher	2019	1,050,000	-	8,599,987	2,149,643	2,572,500	36,778	14,408,908
Chairman and Chief Executive Officer	2018	1,050,000	-	8,599,919	2,149,506	2,677,500	36,478	14,513,403
	2017	1,050,000	-	8,599,939	2,149,999	2,625,000	36,178	14,461,116
Scott A. Hill	2019	725,000	-	2,679,918	669,881	1,243,375	76,376	5,394,550
Chief Financial Officer	2018	725,000	-	2,680,000	669,838	1,294,125	26,076	5,395,039
	2017	725,000	-	2,679,930	669,996	1,268,750	25,776	5,369,452
Charles A. Vice	2019	775,000	-	3,799,927	949,836	1,519,000	25,503	7,069,266
Vice Chairman	2018	775,000	-	3,799,972	949,779	1,581,000	25,203	7,130,954
	2017	775,000	-	3,799,940	949,995	1,550,000	38,417	7,113,352
David S. Goone	2019	675,000	-	2,199,958	549,900	1,157,625	29,127	4,611,610
Chief Strategy Officer	2018	675,000	-	2,199,878	549,861	1,204,875	28,827	4,658,441
	2017	675,000	-	2,199,902	549,991	1,181,250	28,527	4,634,670
Benjamin R. Jackson	2019	675,000	-	2,199,958	549,900	1,157,625	52,278	4,634,761
President	2018	675,000	-	2,199,878	549,861	1,204,875	20,189	4,649,803
	2017	609,375	700,000	1,499,920	299,993	1,374,631	144,588	4,628,507

(1)

The amount in this column represents a bonus paid to Mr. Jackson in connection with his performance on several merger and acquisition related projects and his 2017 promotion to President, Intercontinental Exchange.

(2)

The amounts in this column represent the aggregate grant date fair value of all restricted stock unit grants in the calendar year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, or ASC Topic 718 on the grant date, which is equal to our closing price on the grant date times the number of PSUs projected to be earned based on the probable outcome of the performance conditions to which the awards are subject. Amounts shown are for PSUs that were granted in February 2019, February 2018, and January 2017. If the maximum level of performance were achieved for the PSUs granted in February 2019, the reported amounts would equal $17,199,974, $5,359,836, $7,599,854, $4,399,916, and $4,399,916 for each of Mr. Sprecher, Hill, Vice, Goone, and Jackson, respectively.

(3)

The amounts in this column represent the aggregate grant date fair value of all stock option grants in the calendar year. Additional details of the 2019 stock option awards are included in the 2019 Executive Compensation—Equity Compensation section of the Compensation Discussion & Analysis and footnote 1 of the 2019 Grants of Plan-Based Awards Table. These values were calculated in accordance with ASC Topic 718 on the date of grant using the following assumptions: risk-free interest rate 2.49%; expected life 5.9 years; expected volatility 20%; and expected dividend yield 1.44%, as further described in Note 11 to our Consolidated Financial Statements for 2019 (filed with our Annual Report on Form 10-K). The values for our February 2018 awards were calculated using the following assumptions: risk-free interest rate 2.67%; expected life 6 years; expected volatility 20%; and expected dividend yield 1.43%. The values for the January 2017 grants were calculated using the following assumptions: risk-free interest rate 1.84%; expected life 5 years; expected volatility 21%; and expected dividend yield 1.4%.

(4)

The amounts in this column represent fiscal year 2017 through 2019 cash bonus awards that were paid in February of the following calendar year (i.e., February 2018, February 2019 and February 2020, respectively). For 2019, the NEOs were paid the amounts reported under “Non-Equity Incentive Plan Compensation” column pursuant to our Executive Bonus Plan.

(5)	The amounts in this column represent the items in the 2019 All Other Compensation Table below.

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EXECUTIVE COMPENSATION

2019 All Other Compensation

The following table provides details regarding the perquisites received by each of the NEOs, as well as the other elements of compensation listed in the “All Other Compensation” column of the Summary Compensation Table, for the fiscal year ended December 31, 2019.

Name	401(k) Matching Contributions ($)(1)	Life Insurance Premiums ($)(2)	Disability Insurance Premiums ($)(3)	Other Amounts ($) (4)	Total ($)
Jeffrey C. Sprecher	16,800	11,120	8,858	-	36,778
Scott A. Hill	16,800	1,632	7,944	50,000	76,376
Charles A. Vice	16,800	2,525	6,178	-	25,503
David S. Goone	16,800	3,150	9,177	-	29,127
Benjamin R. Jackson	16,800	920	2,769	31,789	52,278

(1)

The amounts in this column represent fiscal year 2019 matching contributions under our 401(k) and Profit Sharing Plan (the “401(k) Plan”). The matching formula is 100% of the first 6% of the eligible employee’s compensation contributed to the 401(k) Plan, subject to plan and statutory limits. Each NEO participates under the same terms and conditions as all other eligible employees.

(2)	The amounts in this column represent fiscal year 2019 payments of term life insurance policy premiums.

(3)	The amounts in this column represent fiscal year 2019 payments of supplemental disability insurance policy premiums

(4)

The amounts listed for Mr. Hill and Mr. Jackson reflect the incremental cost of their personal use of the corporate aircraft during 2019, calculated based on the variable operating costs to ICE for each flight hour attributed to personal use (as well as any flight hours attributable to empty pick-up or return flights), including fuel costs, parts and maintenance costs; landing and parking fees; on-board catering costs; and crew expenses. These-per hour costs were determined by using industry-standard cost-estimating guides. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries, pilot training, depreciation, hangar rent and insurance. In addition to the incremental cost of personal aircraft use reported above, we also impute taxable income to the named executive officers for any personal aircraft use in accordance with IRS regulations and ICE does not provide tax reimbursements, or “gross-ups,” on those amounts.

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EXECUTIVE COMPENSATION

2019 Grants of Plan-Based Awards

The following table presents information relating to plan-based awards granted to the NEOs in fiscal year 2019. References in the table to “2017 OIP” refer to the 2017 Omnibus Employee Incentive Plan and “EBP” refer to the Executive Bonus Plan.

	Grant Date and Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Jeffrey C. Sprecher
2017 OIP	2/8/2019	(1)							139,158	76.16	2,149,643
2017 OIP	2/8/2019	(2)				35,288	70,575	141,150			5,374,992
2017 OIP	2/8/2019	(3)				21,172	42,345	84,690			3,224,995
EBP		(4)	N/A	2,625,000	5,250,000
Scott A. Hill
2017 OIP	2/8/2019	(1)							43,365	76.16	669,881
2017 OIP	2/8/2019	(2)				10,996	21,993	43,986			1,674,987
2017 OIP	2/8/2019	(3)				6,597	13,195	26,390			1,004,931
EBP		(4)	N/A	1,268,750	2,537,500
Charles A. Vice
2017 OIP	2/8/2019	(1)							61,488	76.16	949,836
2017 OIP	2/8/2019	(2)				15,592	31,184	62,368			2,374,973
2017 OIP	2/8/2019	(3)				9,355	18,710	37,420			1,424,954
EBP		(4)	N/A	1,550,000	3,100,000
David S. Goone
2017 OIP	2/8/2019	(1)							35,598	76.16	549,900
2017 OIP	2/8/2019	(2)				9,027	18,054	36,108			1,374,993
2017 OIP	2/8/2019	(3)				5,416	10,832	21,664			824,965
EBP		(4)	N/A	1,181,250	2,362,500
Benjamin R. Jackson
2017 OIP	2/8/2019	(1)							35,598	76.16	549,900
2017 OIP	2/8/2019	(2)				9,027	18,054	36,108			1,374,993
2017 OIP	2/8/2019	(3)				5,416	10,832	21,664			824,965
EBP		(4)	N/A	1,181,250	2,362,500

(1)

Represents stock options granted on February 8, 2019. The grant date fair value of these awards was calculated in accordance with ASC Topic 718 on the date of grant. Please see footnote 3 of our Summary Compensation Table for additional discussion of these grants.

(2)

Represents EBIDTA-based PSUs granted on February 8, 2019 with a three-year vesting schedule (33.3% vesting on February 18, 2020, upon approval of 2019 actual performance compared to the targets, and 33.3% on each of February 18, 2021 and 2022 subject to continued employment). The number of shares issued is determined based on the accomplishment of a 2019 EBITDA target as well as the company’s TSR relative to the S&P 500 index. Please see the 2019 Executive Compensation—Equity Compensation section in the Compensation Discussion & Analysis for additional discussion of this grant. The grant date fair value of this award was calculated in accordance with ASC Topic 718, and such accounting is further described in Note 11 to our Consolidated Financial Statements for 2019 (filed with our Annual Report on Form 10-K). The actual EBIDTA-based PSUs earned based on 2019 performance were 94% of the target amounts noted in the above table.

(3)

Represents TSR-based PSUs granted on February 8, 2019 with a three-year cliff vesting schedule (100% vesting on February 20, 2022, upon approval of actual performance compared to the targets). The number of shares issued is determined based on the company’s actual TSR performance compared to the companies in the S&P 500 Index over the three-year performance period January 1, 2019 through December 31, 2021. Please see the 2019 Executive Compensation—Equity Compensation section in the Compensation Discussion & Analysis for additional discussion of this grant. The grant date fair value of this award was calculated in accordance with ASC Topic 718.

(4)

Represents full-year target and maximum annual bonus payout levels. Bonus targets as a percentage of salary for 2019 were as follows: 250% of salary for Mr. Sprecher, 200% of salary for Mr. Vice and 175% of salary for Mr. Hill, Goone, and Jackson. Actual awards granted in any given year may range from no payout to bonus payments up to 200% of the established target levels. However, any bonus payment must be in accordance with the terms of the Executive Bonus Plan. For fiscal year 2019, the Compensation Committee authorized cash payments at 98% of target based on our financial performance under the plan. These payments are reflected under the “Non-Equity Incentive Plan Compensation” column of our Summary Compensation Table.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table presents information relating to outstanding equity awards held by the NEOs for the fiscal year ended December 31, 2019, based on the price of our Common Stock on the NYSE at the time of closing on December 31, 2019, which was $92.55. References in the table to “2009 OIP” refer to the 2009 Omnibus Incentive Plan, “2013 OIP” refer to the 2013 Omnibus Employee Incentive Plan, and “2017 OIP” refer to the 2017 Omnibus Employee Incentive Plan. All values in the table reflect the 5-for-1 split of our Common Stock which occurred on November 3, 2016.

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable) (1)	Number of Securities Underlying Unexercised Options (# Unexercisable) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jeffrey C. Sprecher
2009 OIP	1/11/2011	53,080	-	22.50	1/11/2021
2009 OIP	1/17/2012	110,865	-	22.43	1/17/2022
2009 OIP	1/11/2013	157,745	-	25.87	1/11/2023
2013 OIP	1/17/2014	193,455	-	41.37	1/17/2024
2013 OIP	1/20/2015	213,725	-	41.59	1/20/2025
2013 OIP	1/14/2016	177,160	-	50.01	1/14/2026
2013 OIP	1/18/2017	136,638	68,319	57.31	1/18/2027
2017 OIP	2/8/2018	51,263	102,528	67.00	2/8/2028
2017 OIP	2/8/2019		139,158	76.16	2/8/2029
2013 OIP	1/18/2017 (3)					37,515	3,472,013.25
2017 OIP	2/8/2018 (4)					72,079	6,670,911.45
2017 OIP	2/8/2019 (5)					70,575	6,531,716.25
2013 OIP	1/18/2017 (6)							65,726	6,082,941
2017 OIP	2/8/2018 (7)							32,089	2,969,837
2017 OIP	2/8/2019 (8)							42,345	3,919,030

Scott A. Hill
2009 OIP	1/17/2012	26,375	-	22.43	1/17/2022
2009 OIP	1/11/2013	38,305	-	25.87	1/11/2023
2013 OIP	1/17/2014	82,905	-	41.37	1/17/2024
2013 OIP	1/20/2015	91,595	-	41.59	1/20/2025
2013 OIP	1/14/2016	75,925	-	50.01	1/14/2026
2013 OIP	1/18/2017	42,580	21,290	57.31	1/18/2027
2017 OIP	2/8/2018	15,975	31,950	67.00	2/8/2028
2017 OIP	2/8/2019		43,365	76.16	2/8/2029
2013 OIP	1/18/2017 (3)					11,691	1,082,002
2017 OIP	2/8/2018 (4)					22,462	2,078,858
2017 OIP	2/8/2019 (5)					21,993	2,035,452
2013 OIP	1/18/2017 (6)							20,480	1,895,424
2017 OIP	2/8/2018 (7)							10,000	925,500
2017 OIP	2/8/2019 (8)							13,195	1,221,197

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EXECUTIVE COMPENSATION

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable) (1)	Number of Securities Underlying Unexercised Options (# Unexercisable) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Charles A. Vice
2013 OIP	1/14/2016	1,995	-	50.01	1/14/2026
2013 OIP	1/18/2017	7	30,188	57.31	1/18/2027
2017 OIP	2/8/2018	-	45,303	67.00	2/8/2028
2017 OIP	2/9/2019	-	61,488	76.16	2/8/2029
2013 OIP	1/18/2017 (3)					16,577	1,534,201
2017 OIP	2/8/2018 (4)					31,849	2,947,625
2017 OIP	2/8/2019 (5)					31,184	2,886,079
2013 OIP	1/18/2017 (6)							29,041	2,687,745
2017 OIP	2/8/2018 (7)							14,179	1,312,266
2017 OIP	2/8/2019 (8)							18,710	1,731,611

David S. Goone
2013 OIP	1/17/2014	45,590	-	41.37	1/17/2024
2013 OIP	1/20/2015	73,140	-	41.59	1/20/2025
2013 OIP	1/14/2016	63,270	-	50.01	1/14/2026
2013 OIP	1/18/2017	34,953	17,477	57.31	1/18/2027
2017 OIP	2/8/2018	13,113	26,228	67.00	2/8/2028
2017 OIP	2/8/2019		35,598	76.16	2/8/2029
2013 OIP	1/18/2017 (3)					9,597	888,202
2017 OIP	2/8/2018 (4)					18,438	1,706,437
2017 OIP	2/8/2019 (5)					18,054	1,670,898
2013 OIP	1/18/2017 (6)							16,812	1,555,951
2017 OIP	2/8/2018 (7)							8,208	759,650
2017 OIP	2/8/2019 (8)							10,832	1,002,502

Benjamin R. Jackson
2013 OIP	1/17/2014	24,870	-	41.37	1/17/2024
2013 OIP	1/20/2015	30,530	-	41.59	1/20/2025
2013 OIP	1/14/2016	25,305	-	50.01	1/14/2026
2013 OIP	1/18/2017	19,065	9,533	57.31	1/18/2027
2017 OIP	2/8/2018	13,113	26,228	67.00	2/8/2028
2017 OIP	2/8/2019		35,598	76.16	2/8/2029
2013 OIP	1/18/2017 (3)					5,235	484,499
2017 OIP	2/8/2018 (4)					18,438	1,706,437
2017 OIP	2/8/2019 (5)					18,054	1,670,898
2013 OIP	1/18/2017 (6)							9,169	848,591
2017 OIP	2/8/2018 (7)							8,208	759,650
2017 OIP	2/8/2019 (8)							10,832	1,002,502
2017 OIP	12/13/2017 (9)					1,419	131,328

(1)

Stock options vest over a three-year period. Stock options granted prior to 2017 vest 33.33% on the one-year anniversary of the grant date and the balance vests ratably on a monthly basis over the remaining 24 months. Stock options granted beginning in 2018 vest 33.33% per year on the anniversary of the grant date.

(2)

Market value of stock awards is calculated based on the price of our Common Stock on the NYSE at the time of closing on December 31, 2019 ($92.55) times the number of shares or units of stock that have not vested.

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(3)

Represents EBITDA-based PSUs granted on January 18, 2017 and earned based on the achievement of 2017 financial performance vs. a pre-established EBITDA target, as well as performance of ICE’s TSR vs. the S&P 500 Index. These PSUs vest and are settled over a three-year period (33.3% upon approval of 2017 actual performance compared to the target, and 33.3% on each of February 20, 2019 and 2020 subject to continued employment). Payout values reflect actual performance, which was 100% of the target performance level.

(4)

Represents EBITDA-based PSUs granted on February 8, 2018 and earned based on the achievement of 2018 financial performance vs. a pre-established EBITDA target, as well as performance of ICE’s TSR vs. the S&P 500 Index. These PSUs vest and are settled over a three-year period (33.3% upon approval of 2018 actual performance compared to the target, and 33.3% on each of February 11, 2020 and 2021 subject to continued employment). Payout values reflect actual performance, which was 112% of the target performance level.

(5)

Represents EBITDA-based PSUs granted on February 8, 2019 and earned based on the achievement of 2019 financial performance vs. a pre-established EBITDA target, as well as performance of ICE’s TSR vs. the S&P 500 Index. These PSUs vest and are settled over a three-year period (33.3% upon approval of 2019 actual performance compared to the target, and 33.3% on each of February 18, 2020 and 2021 subject to continued employment). Payout values reflect actual performance, which was 94% of the target performance level.

(6)

Represents TSR-based PSUs granted on January 18, 2017 and earned based on ICE’s TSR vs. the S&P 500 over a three-year period commencing 1/1/2017. These PSUs cliff vest in February 2020 upon approval of actual performance compared to the targets. Payout values reflect actual performance, which was 175% of the target performance level.

(7)

Represents TSR-based PSUs granted on February 8, 2018 and earned based on ICE’s TSR vs. the S&P 500 over a three-year period commencing 1/1/2018. These PSUs cliff vest in February 2021 upon approval of actual performance compared to the targets. Payout values reflect 100% of the target performance level.

(8)

Represents TSR-based PSUs granted on February 8, 2019 and earned based on ICE’s TSR vs. the S&P 500 over a three-year period commencing 1/1/2019. These PSUs cliff vest in February 2022 upon approval of actual performance compared to the targets. Payout values reflect 100% of the target performance level.

(9)

Represents time-based restricted stock units granted to Mr. Jackson on December 13, 2017. One-third of such award vested and was settled on December 13, 2018, one-third of such award vested and was settled on December 31, 2019 and the remaining portion will vest and be settled on December 13, 2020, subject to Mr.  Jackson’s continued employment through such time.

Option Exercises and Stock Vested During 2019

The following table presents information relating to stock option awards exercised and stock awards vested, respectively, during fiscal year 2019 for the NEOs.

	Option Awards Exercised in 2019		Stock Awards Vested in 2019

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting ($)(3)
Jeffrey C. Sprecher	53,000	2,746,863	112,568	8,436,371
Scott A. Hill	88,030	5,659,876	39,642	2,970,570
Charles A. Vice	198,868	6,832,363	57,580	4,314,650
David S. Goone	14,890	909,647	32,748	2,453,953
Benjamin R. Jackson	-	-	24,921	1,895,404

(1)

The amounts in this column are calculated by multiplying the number of shares acquired on exercise by the difference between the fair market value of our Common Stock on the date of exercise and the exercise price of the stock options.

(2)

These shares represent PSUs initially granted on January 14, 2016, January 18, 2017 and February 8, 2018 that vested in 2019. In addition, for Mr. Jackson, this amount includes time-based restricted stock units initially granted on February 26, 2016 and December 13, 2017 that vested in 2019.

(3)	The amounts in this column are calculated by multiplying the number of shares that in each case vested during 2019 by the fair market value of our Common Stock on the vesting date.

2019 Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not maintain any nonqualified defined contribution plans or active nonqualified deferred compensation plans, such as a supplemental executive retirement plan, 401(k) excess plan, or other vehicles to defer the receipt of cash or equity compensation.

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EXECUTIVE COMPENSATION

Employment Agreements and Other Factors Affecting 2019 Compensation

We have entered into employment agreements with each of the NEOs that contain provisions that govern compensation in the event of termination for cause, termination by ICE unrelated to a Change in Control, and termination by ICE after a Change in Control. The material provisions regarding the employment agreements and the provisions governing these termination scenarios are described below.

Term of Employment

The employment agreements for the NEOs, other than Mr. Jackson, provide for an initial employment term of three years, which will be automatically extended every six months during the term of each agreement so that the remaining term of the agreement is never more than three years or less than two and a half years, unless either ICE or the executive, prior to the date of extension, give written notice to the other that there will be no extension. The effect of this provision is to ensure that the term remaining under any of these agreements is never more than the initial term and never less than six months less than the initial term. The employment agreement for Mr. Jackson provides for an initial employment term of two years. Each day, this term will be automatically extended for one day so that there are always two years remaining in the term at any time.

Base and Bonus Compensation

The employment agreements for the NEOs provide for an initial annual base salary, subject to increase, and an annual bonus that is reasonable in light of the executive’s contribution for that year as well as contributions made by and bonuses paid to ICE’s other senior executives for such year. In addition, each of the NEOs is also entitled to receive, from time to time, grants of awards under our equity plans, in each case as determined by the Compensation Committee or by the Board of Directors as a whole.

Non-competition

Each of the NEOs agrees under their employment agreement that for the term of their employment agreement or, if less, for the one-year period (or for Mr. Jackson, eighteen month period) which starts on the date that their employment terminates, they will not assume or perform any managerial or supervisory responsibilities and duties that are substantially the same as those that they perform for ICE for any other business entity that engages in operating global commodity and financial products marketplaces for the trading of physical commodities, futures contracts, options contracts, and other derivative instruments, providing risk management tools and clearing services, providing brokerage services, and providing market data relating to these services in which ICE is engaged as of the date of termination of the executive’s employment or in which ICE proposes to engage under its business plan as in effect on such date, if any site of any of the offices or equipment of such competitive business is located in the U.S., Canada, the U.K. or Singapore.

The employment agreements provide that each executive may own 5% or less of the stock of a publicly traded company that engages in such competitive business, so long as they are only passive investors and are not actively involved in such company in any way.

Non-solicitation

Each of the NEOs is restricted from soliciting, for the purpose of competing with ICE or its affiliates, any of its customers or customers of its affiliates with whom the executive had contact, knowledge or association (i) at any time during the executive’s employment with ICE or its affiliates and (ii) at any time during the twenty-four month period immediately preceding the beginning of the “restricted period.” “Restricted period” means, for each NEO other than Mr. Jackson, the term of the executive’s employment agreement, including after termination of employment, the remainder of the term of the agreement without regard to the reason for the executive’s termination of employment (as such initial term may have been extended under the agreement). For Mr. Jackson, “restricted period” means the eighteen-month period after termination of employment, without regard to the reason for termination of employment.

Each of the NEOs, other than Mr. Jackson, is restricted from soliciting, for the purpose of competing with ICE or its affiliates, any other officer, employee or independent contractor of ICE or its affiliates with whom the executive had contact, knowledge or association (i) at any time during the executive’s employment with ICE or its affiliates and (ii) at any time during the twelve-month period immediately preceding the beginning of the “restricted period,” to terminate their employment or business relationship with ICE or its affiliates. Mr. Jackson is restricted from soliciting, for the purpose of competing with ICE or its affiliates, any other officer, employee or independent contractor of ICE or its affiliates with whom he had contact, knowledge or association at any time during his employment with ICE for the term of his agreement and during the “restricted period”.

Confidentiality Provisions

Each of the NEOs is subject to customary confidentiality provisions during the term of employment and for at least a five year period after termination, and each executive must not use or disclose any of ICE’s trade secrets for as long as they remain trade secrets.

Termination for Cause or Executive Resignation Other than for Good Reason

For each of the NEOs, if ICE terminates the executive for “Cause,” as such term is defined below, if the executive resigns other than for “Good Reason,” as such term is defined below, or if the executive’s employment terminates as a result of death or disability, ICE must

40  INTERCONTINENTAL EXCHANGE  2020 Proxy Statement

EXECUTIVE COMPENSATION

pay the executive, among other benefits, all accrued but unpaid salary, annual bonus, if any, and unreimbursed expenses. If an executive’s employment terminates as a result of death, any unvested stock options, unvested restricted stock units and unvested performance share units will become immediately vested.

Termination by ICE Unrelated to a Change in Control

For each of the NEOs, if there is a termination of employment by ICE without “Cause” or resignation by the executive for “Good Reason” that is unrelated to a “Change in Control,” as such terms are defined below, ICE must pay a lump sum cash payment equal to (i) the amount of salary the executive would have received over the remainder of the term of employment and (ii) three (3) times (two (2) times in the case of Mr. Jackson) the greater of the average of the last three bonuses and the last bonus paid to the executive prior to termination. In addition, for the each NEO other than Mr. Jackson, any stock options or other equity awards granted (including performance-based awards which were earned but not vested for any performance period that was completed as of the termination of employment) will become exercisable or vest upon the executive’s termination. For Mr. Jackson, any stock options or other equity awards granted (including performance-based awards which were earned but not vested for any performance period that was completed as of the termination of employment) that would otherwise vest in the two-year period following termination will become exercisable or vest upon his termination. Performance-based awards for any performance period in progress as of the termination of employment will be earned based on actual performance as determined after completion of the performance period, in accordance with the terms of such grants, and such earned awards will fully vest on such determination date.

Further, for each NEO other than Mr. Jackson, ICE is required to continue to make available coverage under the employee benefits plans as if the executive remained employed for the “Welfare Benefit Continuation Period”, defined as the shorter of two years and the balance of the term of the employment agreement. Mr. Jackson is eligible to receive a lump sum cash payment in respect of his costs for two years’ group health coverage under COBRA.

“Cause,” as used in the employment agreements for each of the NEOs, generally means: (i) the employee is convicted of, pleads guilty to or otherwise admits to any felony or act of fraud, misappropriation or embezzlement; (ii) the employee knowingly engages or fails to engage in any act or course of conduct that (a) is reasonably likely to adversely affect ICE’s rights or qualification under applicable laws, rules or regulations to serve as an exchange or other form of a marketplace for trading the products defined in the non-competition section or (b) violates the rules of any exchange or market on which ICE effects trades (or at such time is actively contemplating effecting trades) and is reasonably likely to lead to a denial of ICE’s right or qualification to effect trades on such exchange or market; (iii) there is any act or omission by the employee involving malfeasance or gross negligence in the performance of his duties and responsibilities or the exercise of his powers to the material detriment of ICE; or (iv) the employee (a) breaches any of the covenants made under his employment agreement or (b) violates any provision of any code of conduct adopted by ICE that applies to him if the consequence to such violation ordinarily would be a termination of his employment.

“Change in Control,” as used in the employment agreements for each of the NEOs, generally means: (i) any person is or becomes the beneficial owner, directly or indirectly, of securities representing 30% or more of the combined voting power of any outstanding ICE securities eligible to vote in an election of directors (subject to certain exceptions, including if such person is the executive, an entity controlled by the executive or group of which the executive is a member); (ii) any dissolution or liquidation of ICE or any sale or disposition of 50% or more of ICE’s assets or business; or (iii) the consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving ICE, unless (a) the persons who were the beneficial owners of outstanding ICE securities eligible to vote in an election of directors immediately before the consummation of such transaction hold more than 60% of the voting power immediately following the consummation of such transaction, and (b) each such person holds such securities in substantially the same proportion immediately following the consummation of such transaction as each such person had held immediately prior to the consummation of such transaction.

“Good Reason,” as used in the employment agreements for each of the NEOs, generally means: (i) there is a material reduction in the executive’s base salary or opportunity to receive any annual bonus and equity grants without the executive’s express written consent; (ii) there is a material reduction in the scope, importance or prestige of the executive’s duties; (iii) executive is transferred from his primary work site to a site that is more than thirty miles from his then current work site; (iv) after a Change in Control, executive’s job title is materially changed or executive is no longer provided the same or substantially equivalent plans, programs and policies; (v) there is a material breach of his employment agreement; (vi) executive receives notice of non-renewal during the three years following a Change in Control; (vii) the failure of any successor to ICE to expressly assume executive’s employment agreement; or (viii) in the case of Mr. Sprecher, ICE fails to nominate Mr. Sprecher for re-election to the Board of Directors.

Termination Following a Change in Control

For each of the NEOs, if the termination of employment by ICE without “Cause” or resignation by the executive for “Good Reason” occurs following, or within 180 days prior to, the effective date of a Change in Control of ICE, ICE must pay the executive a lump sum amount of cash equal to three (3) times (two (2) times in the case of Mr. Jackson) (i) the executive’s salary and (ii) the greater of the average of the last three bonuses paid to executive prior to termination, the last bonus paid to executive prior to the effective date of a Change in Control

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EXECUTIVE COMPENSATION

and the last bonus paid to executive prior to termination. In addition, any stock options or other equity awards granted (including performance-based awards which were earned but not vested for any performance period that was completed as of the termination of employment) will become exercisable or vest upon the executive’s termination. Performance-based awards for any performance period in progress as of the termination of employment will be earned based on actual performance as determined after completion of the performance period, in accordance with the terms of such grants, and such earned awards will fully vest on such determination date. The executive will be entitled to exercise his stock options that had been granted after entering into the employment agreement for the same period as if the executive had continued in employment through the remainder of his term.

Further, for each NEO other than Mr. Jackson, ICE must continue to make available coverage under the employee benefits plans as if the executive remained employed for the Welfare Benefit Continuation Period. Mr. Jackson is eligible to receive a lump sum cash payment in respect of his costs for two years’ group health coverage under COBRA.

No officers, including the NEOs, are eligible for any “golden parachute” excise tax gross-up.

2019 Payments upon Termination

The following table presents the estimated benefits and payments for termination of the NEOs unrelated to a Change in Control and following, or within 180 days prior to, a Change in Control, assuming the termination took place on the last business day of the most recently completed fiscal year. For certain items below, the values are based on the closing price of $92.55 for our Common Stock on the NYSE on December 31, 2019. Other applicable terms for these benefits and payments are discussed above under Termination by ICE Unrelated to a Change in Control and Termination Following a Change in Control.

Name	Termination for Cause ($)	Voluntary Resignation Other Than for Good Reason ($)	Disability ($)(4)	Death ($)(4)	Termination by ICE Unrelated to a Change in Control ($)	Termination Following a Change in Control ($)
Jeffrey C. Sprecher
Cash Severance (1)	-	-	-	-	11,025,000	11,025,000
Cost of Welfare Benefits Continuation (2)	-	-	-	-	57,464	57,464
Value of Equity Awards Subject to Accelerated Vesting (3)	-	-	-	34,171,554	34,171,554	34,171,554
Total:	0	0	0	34,171,554	45,254,018	45,254,018
Scott A. Hill
Cash Severance (1)	-	-	-	-	5,981,250	5,981,250
Cost of Welfare Benefits Continuation (2)	-	-	-	-	60,215	60,215
Value of Equity Awards Subject to Accelerated Vesting (3)	-	-	-	10,648,664	10,648,664	10,648,664
Total:	0	0	0	10,648,664	16,690,129	16,690,129
Charles A. Vice
Cash Severance (1)	-	-	-	-	6,975,000	6,975,000
Cost of Welfare Benefits Continuation (2)	-	-	-	-	60,830	60,830
Value of Equity Awards Subject to Accelerated Vesting (3)	-	-	-	15,099,004	15,099,004	15,099,004
Total:	0	0	0	15,099,004	22,134,834	22,134,834
David S. Goone
Cash Severance (1)	-	-	-	-	5,568,750	5,568,750
Cost of Welfare Benefits Continuation (2)	-	-	-	-	65,717	65,717
Value of Equity Awards Subject to Accelerated Vesting (3)	-	-	0	8,741,366	8,741,366	8,741,366
Total:	0	0	0	8,741,366	14,375,834	14,375,834

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Name	Termination for Cause ($)	Voluntary Resignation Other Than for Good Reason ($)	Disability ($)(5)	Death ($)(5)	Termination by ICE Unrelated to a Change in Control ($)	Termination Following a Change in Control ($)
Benjamin R. Jackson
Cash Severance (1)	-	-	-	-	5,762,130	5,762,130
Cost of Welfare Benefits Continuation (2)	-	-	-	-	50,802	50,802
Value of Equity Awards Subject to Accelerated Vesting (3)	-	-	-	7,763,452	7,763,452	7,763,452
Total:	0	0	0	7,763,452	13,576,383	13,576,383

(1)

These amounts represent the cash severance payments in accordance with employment agreements in effect as of December 31, 2019 (as discussed in the preceding narrative) under the termination scenarios described in the table. These calculations assume all earned base salary and annual incentive payments have been paid. For a termination unrelated to a Change in Control, the duration of the remaining employment term has been assumed to equal three years for each NEO, other than Mr. Jackson. For Mr. Jackson, the remaining term has been assumed to be two years. Also, in light of the assumed termination date of December 31, 2019, the fiscal year 2018 bonus that was paid in February 2019 is the last bonus paid for purposes of the severance calculation under the employment agreements.

(2)

For each NEO other than Mr. Jackson, the welfare benefit costs include estimated continuation costs of medical, dental, basic life insurance, and executive life insurance premiums, as may be called for in the employment agreements. For Mr. Jackson, the welfare benefit costs include estimated costs to Mr. Jackson of two years’ group health coverage under COBRA.

(3)

The market value of stock awards is calculated based on the closing price of our Common Stock on NYSE on December 31, 2019: $92.55. These costs include the acceleration of vesting of unvested equity awards (including the value of unvested dividend equivalent rights) under termination scenarios as described above, with the value of options based on the “spread” between $92.55 and the option’s strike price at December 31, 2019 and the value of any PSUs with open measurement periods assumed to vest at target. These amounts do not include the value of vested equity awards outstanding as of December 31, 2019.

(4)

The amounts reported in the table above do not reflect payments upon an NEO’s disability or death under our supplemental disability insurance benefit and life insurance benefit programs, respectively. See the Other Compensation and Benefits section of the Compensation Discussion & Analysis for a description of these benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Tese, Mr. Crisp, Mr. Hatfield, and Lord Hague served as members of our Compensation Committee during 2019. None of our executive officers or directors serves (or, during any time in 2019, served) as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

NON-EMPLOYEE DIRECTOR COMPENSATION

As with our executive compensation program, the Compensation Committee utilizes the services of an independent compensation consultant to benchmark the competitiveness of our director compensation program, including compensation offered for service on subsidiary boards. During 2019, the Compensation Committee reviewed a director compensation benchmarking report from Compensation Advisory Partners that analyzed each aspect of director compensation against the same peer companies that were utilized for the executive compensation benchmarking report. Based on the results of this report and consultation with its compensation consultant, the Compensation Committee approved the following non-employee director compensation pay levels for 2019:

•	An annual retainer of $100,000;

•

An annual retainer of $15,000 for committee members of the Audit Committee and $10,000 for committee members of the Compensation Committee, Nominating & Corporate Governance Committee and Risk Committee;

•

An annual retainer for committee chairpersons (in lieu of the committee member retainers described above) of: $30,000 for the Audit Committee, $25,000 for the Compensation Committee and $20,000 for the Nominating & Corporate Governance Committee and Risk Committee;

•	A lead independent director fee of $50,000; and

•

A grant of $185,000 (increased from $175,000) in the form of restricted stock units that vest one year from the date of grant (with the number of units calculated at the time of grant by dividing the annual grant value by the closing price per share on the grant date).

2020 Proxy Statement  INTERCONTINENTAL EXCHANGE  43

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors do not receive fees for individual Board of Directors or committee meetings in addition to the annual retainers referenced above. Directors who are also ICE employees do not receive additional compensation for serving as directors.

Subsidiary Board Service and Compensation

In addition to serving on the parent company Board of Directors, many of our non-employee directors also serve as directors on the board of directors or managers on the board of managers of our subsidiaries. We believe it is important for parent Board members to serve on our subsidiary boards to provide a consistent perspective on parent company strategy, values and governance. In 2019, nine of our current non-employee directors served as members of the boards of our regulated subsidiaries as illustrated below:

Independent Director	Bakkt Subs.	ICE Clear Credit	ICE Futures Europe	ICE Futures U.S.	ICE Mortgage Services	ICE NGX Canada	NYSE Subs.	ICE Swap Trade	ICE Trade Vault
Hon. Sharon Y. Bowen (1)	X						X
Charles R. Crisp (2)				X		X(Chair)			X
Duriya M. Farooqui (3)						X	X
Hon. Frederick W. Hatfield (4)	X	X		X(Chair)				X
Thomas E. Noonan (5)	X
Lord Hague (6)			X(Chair)
Frederic V. Salerno (7)	X						X
Judith A. Sprieser (8)		X			X
Vincent Tese (9)	X						X

(1)	In 2019, Ms. Bowen attended a total of 6 board and committee meetings for a Bakkt subsidiary and a total of 10 board and committee meetings for NYSE subsidiaries.

(2)

In 2019, Mr. Crisp attended a total of 8 board and committee meetings for ICE Futures U.S.; a total of 8 board and committee meetings for ICE NGX Canada; and a total of 2 board and committee meetings for ICE Trade Vault.

(3)	In 2019, Ms. Farooqui attended a total of 8 board and committee meetings for ICE NGX Canada and a total of 11 board and committee meetings for NYSE subsidiaries.

(4)

In 2019, Mr. Hatfield attended a total of 6 board and committee meetings for a Bakkt subsidiary; 5 board meetings for ICE Clear Credit; a total of 8 board and committee meetings for ICE Futures U.S.; and a total of 8 board and committee meetings for ICE Swap Trade.

(5)	In 2019, Mr. Noonan attended 7 board meetings for a Bakkt subsidiary.

(6)	In 2019, Lord Hague attended a total of 6 board and committee meetings for ICE Futures Europe.

(7)	In 2019, Mr. Salerno attended a total of 6 board and committee meetings for a Bakkt subsidiary and a total of 9 board and committee meetings for NYSE subsidiaries.

(8)	In 2019, Ms. Sprieser attended a total of 5 board and committee meetings for ICE Clear Credit and a total of 8 board and committee meetings for ICE Mortgage Services.

(9)

In 2019, Mr. Tese attended a total of 7 board and committee meetings for a Bakkt subsidiary; a total of 5 board and committee meetings for ICE Clear Credit; and a total of 8 board and committee meetings for NYSE subsidiaries.

Given the significant level of responsibility, regulatory oversight of subsidiary activities, and director time commitment to serve on subsidiary boards, we provide compensation to non-employee directors for their service on these subsidiary boards (as illustrated in the below table). Each of these subsidiary boards meets independently and generally holds four or more meetings a year, plus subsidiary committee meetings. Accordingly, with the assistance of Compensation Advisory Partners, we have structured subsidiary compensation to include elements similar to parent board compensation (i.e., board retainer and committee retainers). We also provide office space for certain of our directors that serve as a chairperson of the board of an operating subsidiary.

In 2017, we received stockholder approval for, and we implemented, an amendment to our 2013 Omnibus Non-Employee Director Incentive Plan to formally institute a maximum annual compensation level of $850,000 per year (including cash and equity-based compensation from parent company board service and subsidiary board service, as may be applicable). As noted in the table below, all of our directors were below this limit in 2019.

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NON-EMPLOYEE DIRECTOR COMPENSATION

Director Compensation Table

The following table presents information relating to compensation for our directors for the fiscal year ending December 31, 2019.

Name and Principal Position	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Hon. Sharon Y. Bowen	110,000	184,938	55,000	349,938
Ann Cairns (4)	42,539	209,954	192,527	445,020
Charles R. Crisp	125,000	184,938	100,000	409,938
Duriya M. Farooqui	115,000	184,938	90,000	389,938
Jean-Marc Forneri	120,000	184,938	-	304,938
Lord Hague	120,000	209,872	127,688	457,560
Hon. Frederick W. Hatfield	120,000	184,938	115,000	419,938
Thomas E. Noonan	120,000	184,938	-	304,938
Frederic V. Salerno	170,000	184,938	70,000	424,938
Judith A. Sprieser	140,000	209,872	125,000	474,872
Vincent Tese	137,500	209,872	125,000	472,372

(1)	The amounts in this column represent fiscal year 2019 cash payments for Board and committee retainers.

(2)

The amounts in this column represent the aggregate fair value of restricted stock units granted for board service in the 2019 calendar year calculated in accordance with ASC Topic 718, which is equal to our closing stock price on the grant date, $81.22, times the number of restricted stock units granted. Annual grants to directors were approved on May 16, 2019. As of December 31, 2019, each of Messrs. Crisp, Forneri, Noonan and Salerno and Mses. Farooqui and Bowen owned 2,277 unvested restricted stock units, and each of Lord Hague, Messrs. Hatfield and Tese and Mses. Sprieser owned 2,584 unvested restricted stock units. Ms. Cairns owned 2,585 unvested restricted stock units.

(3)

The amounts in this column represent fees paid in cash to directors that also served as members of the boards of directors of our regulated subsidiaries: ICE Futures Europe, ICE Clear Europe Limited, ICE Clear Credit, LLC, ICE Futures U.S., Inc., ICE Trade Vault, LLC, ICE Swap Trade, ICE NGX Canada Inc., ICE Mortgage Services, LLC, New York Stock Exchange, LLC, NYSE American LLC, NYSE Arca, Inc., NYSE AMEX Options LLC, and NYSE National, Inc. The amounts above do not reflect annual retainers paid to our directors who serve on the Bakkt subsidiary boards who elected to receive their annual retainer in Bakkt phantom units instead of cash. Messrs. Hatfield, Salerno, Tese and Ms. Bowen each elected to receive their $30,000 retainer for service on a Bakkt subsidiary board in Bakkt phantom units and Mr. Noonan elected to receive his $40,000 retainer for service on a Bakkt subsidiary board in Bakkt phantom units. The amounts in this column also do not include charitable contributions made at the direction of certain U.S. directors that made an equivalent contribution to our Political Action Committee (“PAC”). If a U.S. director makes a contribution to our PAC, ICE will make a contribution in the same amount as contributed by the director (up to $5,000) to certain eligible charities, as requested by the director. In fiscal year 2019, the following directors made a contribution to our PAC that resulted (or could result) in a charitable contribution by ICE at the director’s request: Ms. Bowen: $5,000, Mr. Crisp: $5,000, Mr. Noonan: $5,000, Mr. Salerno: $5,000, and Mr. Tese: $5,000.

(4)

Ms. Cairns did not stand for re-election to our parent board at the 2019 Annual Meeting due to a conflict. Ms. Cairns continues to serve as the Chairperson of ICE Clear Europe Limited, one of our regulated subsidiaries.

As required, the above table represents the value of all compensation paid to our directors, including fees paid for both parent board service and subsidiary board service, on a combined basis. The table immediately below illustrates compensation paid to our directors for service on the parent board exclusively and is a more accurate comparator when evaluating Board compensation at Intercontinental Exchange relative to other public peers.

Name and Principal Position	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Hon. Sharon Y. Bowen	110,000	184,938	-	294,938
Ann Cairns (4)	42,539	184,938		227,477
Charles R. Crisp	125,000	184,938	-	309,938
Duriya M. Farooqui	115,000	184,938	-	299,938

2020 Proxy Statement  INTERCONTINENTAL EXCHANGE  45

NON-EMPLOYEE DIRECTOR COMPENSATION

Name and Principal Position	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jean-Marc Forneri	120,000	184,938	-	304,938
Lord Hague	120,000	184,938	-	304,938
Hon. Frederick W. Hatfield	120,000	184,938	-	304,938
Thomas E. Noonan	120,000	184,938	-	304,938
Frederic V. Salerno	170,000	184,938	-	354,938
Judith A. Sprieser	140,000	184,938	-	324,938
Vincent Tese	137,500	184,938	-	322,438

(1)	The amounts in this column represent fiscal year 2019 cash payments for ICE Board and committee retainers only.

(2)

The amounts in this column represent the aggregate fair value of restricted stock units granted for ICE Board service in the 2019 calendar year calculated in accordance with ASC Topic 718, which is equal to our closing stock price on the grant date, $81.22, times the number of restricted stock units granted. These amounts exclude grants made in connection with subsidiary board service. Annual grants to directors were approved on May 16, 2019. As of December 31, 2019, each of Messrs. Crisp, Forneri, Noonan and Salerno and Mses. Farooqui and Bowen owned 2,277 unvested restricted stock units, and each of Lord Hague, Messrs. Hatfield and Tese and Mses. Sprieser owned 2,584 unvested restricted stock units. Ms. Cairns owned 2,585 unvested restricted stock units.

(3)

The amounts in this column also do not include charitable contributions made at the direction of certain U.S. directors that made an equivalent contribution to our Political Action Committee (“PAC”). If a U.S. director makes a contribution to our PAC, ICE will make a contribution in the same amount as contributed by the director (up to $5,000) to certain eligible charities, as requested by the director. In fiscal year 2019, the following directors made a contribution to our PAC that resulted (or could result) in a charitable contribution by ICE at the director’s request: Ms. Bowen: $5,000, Mr. Crisp: $5,000, Mr. Noonan: $5,000, Mr. Salerno: $5,000, and Mr. Tese: $5,000.

(4)

Ms. Cairns did not stand for re-election to our parent board at the 2019 Annual Meeting due to a conflict. Ms. Cairns continues to serve as the Chairperson of ICE Clear Europe Limited, one of our regulated subsidiaries.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above Compensation Discussion & Analysis with management, and based upon such review and discussion, has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in ICE’s proxy statement for the 2020 Annual Meeting of Stockholders.

Compensation Committee:

Vincent Tese, Chairperson

Charles R. Crisp

Hon. Frederick Hatfield

The Rt. Hon. the Lord Hague of Richmond

PAY RATIO

Our median employee was identified based on target total cash compensation, measured as base salary plus target annual bonus plus commission, from our employee population as of December 31, 2019. As we are a U.S.-based entity and our Chief Executive Officer, Jeffrey Sprecher, is paid in U.S. dollars (“USD”), all amounts paid in currency other than USD were converted to USD prior to identification of the median employee. Mr. Sprecher had 2019 annual total compensation of $14,408,908, as reflected in the Summary Compensation Table above. Our identified median employee’s annual total compensation for 2019, as calculated using the same methodology, was $146,693. As a result, we estimate that Mr. Sprecher’s 2019 annual total compensation was approximately 98 times that of our median employee.

2020 Proxy Statement  INTERCONTINENTAL EXCHANGE  47

AUDIT MATTERS

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of our financial reporting, compliance with legal and regulatory requirements, systems of internal controls, qualifications and independence of our independent registered public accounting firm, performance of our internal audit function and independent auditors, financial reporting processes and such other functions as the Board may assign from time to time. The Audit Committee spent substantial time on matters involving tax regulation changes and the Company’s treasury activity. The Audit Committee is responsible for the appointment, compensation, which includes the fee negotiation, and oversight of the external auditor. The Audit Committee periodically assesses the work performed by Ernst & Young LLP to ensure a high quality of work is provided to us and, in 2015, considered the pros and cons of switching our external auditor. The Audit Committee also works with our management team in selecting the lead partner on our account and met with the current lead partner before he was put in that role. Our current lead partner has been in that position for us since 2018 and will be subject to mandatory rotation in 2023.

Our Board of Directors has adopted an Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on our website at www.intercontinentalexchange.com under the links “Investors & Media—Governance—Governance & Charter Documents—Charter of the Audit Committee of the Board of Directors.” The Audit Committee held six meetings during the fiscal year ended December 31, 2019. The Audit Committee reviewed and discussed with management and Ernst & Young LLP our audited financial statements for the fiscal year ended December 31, 2019. The Committee has also discussed with our independent public registered accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee also received the written disclosures and letter from Ernst & Young LLP required by Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence) and has discussed with Ernst & Young LLP its independence. The Audit Committee reviewed the audit and non-audit services provided by Ernst & Young LLP for the fiscal year ended December 31, 2019 and determined to engage Ernst & Young LLP as the independent registered public accounting firm of ICE for the fiscal year ending December 31, 2020. The Audit Committee meets to review and approve the financial information in each of our quarterly reports on Form 10-Q and our annual report on Form 10-K. During these meetings, the Audit Committee reviews any accounting, tax and treasury issues, including any identified critical audit matters, and events that arose during the quarter, reviews legal matters that may significantly impact our financial statements, reviews our earnings press release, meets with representatives of our internal audit department to discuss Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) matters and the status of internal audits and discusses the audit or review process conducted by Ernst & Young LLP. The Audit Committee also is responsible for the appointment and replacement, if necessary, of the Chief Audit Executive and consults with management regarding the performance of the Chief Audit Executive. The Audit Committee makes the final determination of the annual compensation of the Chief Audit Executive based on recommendations from the Compensation Committee and senior management.

Based upon the Audit Committee’s review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Audit Committee:

Judith A. Sprieser, Chairperson

Charles R. Crisp

Duriya M. Farooqui

Vincent Tese

48  INTERCONTINENTAL EXCHANGE  2020 Proxy Statement

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board of Directors, has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2002 and is considered by our Audit Committee to be well qualified. Our organizational documents do not require that our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are seeking stockholder ratification because we believe doing so is good corporate practice and our Audit Committee believes appointing Ernst & Young LLP to be in the best interest of our stockholders. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment, but may still retain Ernst & Young LLP.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by Ernst & Young LLP as of and for the fiscal years ended December 31, 2019 and 2018 are set forth below. The aggregate fees included in the Audit Fees category are fees billed for the fiscal year for the integrated audit of our annual financial statements and audits and reviews of statutory and regulatory filings. The aggregate fees included in the Audit-Related, Tax and Other Fees categories are fees for services performed in the fiscal years.

	Fiscal Year 2019	Fiscal Year 2018
Audit Fees	$10,040,000	$11,172,000
Audit-Related Fees	1,190,000	847,000
Tax Fees	75,000	273,000
All Other Fees	—	193,000
Total	$11,305,000	$12,485,000

Audit Fees for the fiscal years ended December 31, 2019 and 2018 were for professional services rendered for the audits of our annual consolidated financial statements, reviews of periodic reports and other documents filed with the SEC, audits of the effectiveness of internal control as required by Section 404 of Sarbanes-Oxley and services that are customarily provided in connection with statutory or regulatory filings.

Audit-Related Fees for the fiscal year ended December 31, 2019 and 2018 were for service organization control and other attestation reports, agreed upon procedures and financial resource requirement interim profit reviews.

Tax Fees for the fiscal year ended December 31, 2019 and 2018 were for tax compliance and advisory services.

All Other Fees for the fiscal year ended December 31, 2018 were for business process assessments.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the provisions of its charter, the Audit Committee’s policy is to pre-approve and monitor all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has sole authority, without action by the Board of Directors, for the review and approval of such services and fees. The Audit Committee pre-approved all services performed by the independent registered public accounting firm in fiscal year 2019.

2020 Proxy Statement  INTERCONTINENTAL EXCHANGE  49

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of shares of our Common Stock as of March 17, 2020 for (i) each person known by us to beneficially own more than five percent of the outstanding shares of our Common Stock, (ii) each director and nominee for election as a director, (iii) each of our NEOs and (iv) all of our director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes having voting and/or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons and entities named in the table below have sole voting and sole investment power with respect to the shares set forth opposite each person’s or entity’s name.

Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 17, 2020 or restricted stock units that vest within 60 days of March 17, 2020 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. As of March 17, 2020, there were 549,137,617 shares of Common Stock issued and outstanding. Unless otherwise indicated, the address for each of the individuals listed in the table is c/o Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Holders of More Than 5%:
The Vanguard Group, Inc. (1)	43,089,526	7.8%
100 Vanguard Blvd., Malvern, PA 19355
T. Rowe Price Associates, Inc. (2)	28,162,140	5.1%
100 E. Pratt Street, Baltimore, MD 21202
BlackRock, Inc. (3)	39,062,660	7.1%
5 East 52nd Street, New York, NY 10055

Named Executive Officers, Directors and Nominees:
Sharon Y. Bowen	4,912	*
Charles R. Crisp (4)(5)	57,351	*
Duriya M. Farooqui	5,395	*
Jean-Marc Forneri (4)	56,270	*
Lord Hague	9,520	*
Frederick W. Hatfield	31,481	*
Thomas E. Noonan	8,510	*
Frederic V. Salerno (4)	33,145	*
Judith A. Sprieser (4)	29,020	*
Vincent Tese (4)	52,235	*
Jeffrey C. Sprecher (6)(7)	6,222,772	1.1%
David S. Goone (6)	432,673	*
Scott A. Hill (6)	498,362	*
Benjamin R. Jackson (6)	207,261	*
Charles A. Vice (6)	418,576	*
All Directors, Nominees and Executive Officers as a Group (19 persons)(4)(6)	8,318,250	1.5%

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ADDITIONAL INFORMATION

*	Represents less than 1% of the outstanding Common Stock.

(1)

Based on a report on Schedule 13G/A filed February 12, 2020 by The Vanguard Group, Inc. (the “Vanguard 13G”). According to the Vanguard 13G, The Vanguard Group, Inc. has sole voting power over 842,213 shares of Common Stock, sole dispositive power over 42,140,328 shares of Common Stock, shared voting power over 159,481 shares of Common Stock and shared dispositive power over 949,198 shares of Common Stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 641,752 shares of Common Stock as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 498,495 shares of Common Stock as a result of its serving as investment manager of Australian investment offerings.

(2)

Based on a report on Schedule 13G/A filed February 14, 2020 by T. Rowe Price Associates, Inc. (“T. Rowe Price 13G”). According to the T. Rowe Price 13G, T. Rowe Price Associates, Inc. has sole voting power over 10,366,823 shares of Common Stock and sole dispositive power over 28,162,140 shares of Common Stock. As disclosed by T. Rowe Price Associates, Inc., these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as an investment advisor. For the purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of such securities.

(3)

Based on a report on Schedule 13G/A filed February 5, 2020 by BlackRock, Inc. (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock, Inc. has sole voting power over 33,028,751 shares of Common Stock, sole dispositive power over 39,062,660 shares of Common Stock and shared voting power and dispositive power over 0 shares of Common Stock.

(4)

Beneficial ownership of certain directors includes vested deferred restricted stock units granted under the 2003 Restricted Stock Deferral Plan for Outside Directors. Shares of Common Stock equal to the number of restricted stock units held by the director will be issued during January of the first calendar year following termination of service on the Board of Directors for any reason other than for cause. The number of deferred restricted stock units held by these directors are as follows: 635 units held by Mr. Crisp; 38,715 units held by Mr. Forneri; 24,225 units held by Mr. Salerno; 4,540 units held by Ms. Sprieser; and 20,815 units held by Mr. Tese. Beginning in 2013, the deferral program was no longer offered.

(5)	Includes 10,000 shares of Common Stock held by Mr. Crisp’s spouse.

(6)

Beneficial ownership of each executive officer includes stock options exercisable within 60 days of March 17, 2020 under the 2009 Omnibus Incentive Plan or the 2013 Omnibus Employee Incentive Plan and restricted stock unit awards that vest within 60 days of March 17, 2020 under the 2009 Omnibus Incentive Plan, the 2013 Omnibus Employee Incentive Plan or the 2017 Omnibus Employee Incentive Plan.

(7)

Includes 3,471,705 shares of Common Stock held by Continental Power Exchange, Inc. (“CPEX”) and 108,245 shares of Common Stock held by Mr. Sprecher’s spouse. Mr. Sprecher owns 100% of the equity interest in CPEX. CPEX currently has no assets other than its equity interest in us and conducts no operations. Mr. Sprecher disclaims beneficial ownership of the shares held directly by his spouse.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Approval Policy

Our Board of Directors has delegated to the Nominating & Corporate Governance Committee the authority to review and approve transactions between us and one or more of our directors, or between us and any corporation, partnership, association or other organization in which one or more of our directors or officers serve as a director or officer or have a financial interest. In addition, our Global Code of Business Conduct, which applies to all employees, officers and directors, generally prohibits conflicts of interests and requires that such conflicts in all cases should be discussed with management (or the Chief Executive Officer, in the case of conflicts related to outside employment or board membership). The Nominating & Corporate Governance Committee reports the findings of any review and its determinations regarding transactions with related persons to the full Board of Directors.

Our Board of Directors has also adopted a formal, written related-party transactions approval policy that provides that the Nominating & Corporate Governance Committee or the Board of Directors will review and approve transactions in excess of $120,000 in value in which we participate and in which a director, executive officer or 5% stockholder (or immediate family member of any of the foregoing) has or will have a direct or indirect material interest. Under this policy, the Nominating & Corporate Governance Committee or the Board of Directors, as applicable, will be provided with the significant details of each related-party transaction, including the material terms of the transaction and the benefits to ICE and to the relevant related party, as well as any other information it believes to be relevant to review and approve these transactions. In determining whether to approve a related-party transaction, the Nominating & Corporate Governance Committee or the Board of Directors, as applicable, will consider, among other factors:

•	whether the terms of the transaction are fair to ICE;

•	whether there are business reasons for ICE to enter into the transaction;

•	whether the transaction would impair the independence of a non-employee director; and

•

whether the transaction presents an impermissible conflict of interest, taking into account the size of the transaction, the financial position of the director, officer or related party, the nature of his or her interest in the transaction, and the ongoing nature of the transaction.

2020 Proxy Statement  INTERCONTINENTAL EXCHANGE  51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

After consideration of the relevant information, the Board of Directors or the Nominating & Corporate Governance Committee may approve only those related-party transactions that it determines are not inconsistent with the best interests of ICE. This policy also includes categorical standards providing that specified types of transactions will be deemed not to be inconsistent with the best interests of ICE.

Relationships with Our Stockholders

Registration Rights

As a part of the transactions surrounding our formation, we entered into an agreement with our predecessor company, CPEX, on May 11, 2000. Our Chief Executive Officer, Mr. Sprecher, owns all the equity interests in CPEX. Pursuant to the agreement, CPEX conveyed all of its assets and liabilities to us. These assets included intellectual property that we used to develop our electronic platform. In return, we issued to CPEX an equity interest in our business and we agreed to give CPEX a put option, by which CPEX could require us to buy its equity interest in our business at the purchase price equal to the greater of our fair market value or $5 million. In connection with our initial public offering, in October 2005 we entered an agreement with CPEX and Mr. Sprecher to terminate the put option upon the closing of our initial public offering. In connection with the termination of the put option, we amended certain registration rights previously granted to CPEX, which as of March 17, 2020 owns 3,471,705 shares of our Common Stock. Under this agreement, CPEX is entitled to require us to register for resale into the public market its Common Stock if Mr. Sprecher’s employment with us has been terminated. In addition, we may be obligated to pay the expenses of registration of such shares, including underwriters’ discounts up to a maximum of $4.5  million.

Employment of a Family Member

Kelly L. Loeffler, former Chief Executive Officer of Bakkt, a majority owned subsidiary of ICE, has been married to Jeffrey C. Sprecher, our Chairman and Chief Executive Officer since 2004. Ms. Loeffler separated from Bakkt on December 20, 2019 in connection with her appointment to the U.S. Senate. During her time at ICE, Ms. Loeffler reported directly to our Chief Financial Officer and was our Chief Communications and Marketing Officer before accepting the position at Bakkt. Ms. Loeffler continued to report to our Chief Financial Officer in her position at Bakkt.

In accordance with the terms of Ms. Loeffler’s employment agreement and separation agreement, upon her separation to go into government service, as it relates to outstanding and unvested ICE equity awards, we accelerated the vesting of Ms. Loeffler’s outstanding and unvested (i) restricted stock unit awards, (ii) performance stock unit awards, and (iii) stock option awards that would have vested in 2020 and that were previously granted to her in her roles prior to becoming the Chief Executive Officer of Bakkt. Ms. Loeffler forfeited all other unvested ICE equity awards. For the equity award granted to Ms. Loeffler under the Bakkt Equity Incentive Plan on February 28, 2019, we accelerated the vesting of units that would have otherwise vested in the time period from separation through February 28, 2021, resulting in fifty percent (50%) of her Bakkt equity award vesting. Ms. Loeffler forfeited the remaining unvested portion of her Bakkt equity award. The Bakkt equity award represented an indirect interest in a limited liability company membership interest in Bakkt and does not constitute equity in Intercontinental Exchange. The award consisted of preferred incentive units and represented a right to share, based on a graduated schedule, in any appreciation of Bakkt above the per unit common membership interest initial price paid by ICE and minority investors.

In 2019, Ms. Loeffler received total cash compensation of approximately $980,000 for her service at Bakkt prior to her separation.

Private Aircraft Arrangement

At the December 12, 2019 meeting of the Nominating & Corporate Governance Committee, the Nominating & Corporate Governance Committee approved the addition of a private aircraft that was to be purchased by Mr. Sprecher and Ms. Loeffler to the pool of aircraft managed by a majority owned ICE subsidiary. This company manages aircraft owned by third-parties, in addition to aircraft owned by ICE. Mr. Sprecher and Ms. Loeffler pay all fees and charges related to the services and use of the hangar at commercial rates for their private aircraft. The annual amount that Mr. Sprecher and Ms. Loeffler will pay to the management company, beginning in 2020, for operation of the private aircraft is $528,000, which is a fixed cost and the same amount that unaffiliated members pay with similar aircraft. Mr. Sprecher and Ms. Loeffler will also pay $42,000 to the management company in 2020 for use of a hangar. These amounts help offset the fixed cost that ICE and the other members would otherwise incur for operation of their private aircraft, similar to others. ICE does not cross-lease Mr. Sprecher and Ms. Loeffler’s private aircraft and ICE has not made, and does not intend to make, any payment to Mr. Sprecher and Ms. Loeffler in connection with their ownership and operation of a private aircraft.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act and regulations of the SEC require our directors, officers and persons who own more than 10% of a registered class of our equity securities, as well as certain affiliates of such persons, to file initial reports of their ownership of our equity securities and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of a registered class of our equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports provided by the reporting persons or their respective brokers and on information known to us regarding changes in ownership, we believe that during the fiscal year ended December 31, 2019, our directors, officers and owners of more than 10% of a registered class of our equity securities complied with all applicable filing requirements except for (i) late filings for Jeffrey Sprecher, Charles Vice, Scott Hill, David Goone, Benjamin Jackson, Lynn Martin, Andrew Surdykowski and Mark Wassersug reporting a stock option grant that occurred on February 8, 2019 on February 21, 2019; (ii) a late filing for James Namkung reporting a forfeiture of shares to satisfy tax withholding obligations related to the vesting of restricted stock unit awards that occurred on January 14, 2019, January 18, 2019 and February 8, 2019 and reporting a grant of restricted stock units on February 8, 2019, that were not reported until March 5, 2019; and (iii) a late filing for James Namkung for a transaction that occurred on September 9, 2019, that was not reported until September 20, 2019.

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VOTING INSTRUCTIONS AND FREQUENTLY ASKED QUESTIONS

Who can vote at the Annual Meeting?

The securities that can be voted at the Annual Meeting consist of shares of our Common Stock. Subject to the voting limitations described below under What are the voting and ownership limitations?, each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders for approval. The holders of shares of Common Stock will vote together as a single class on all matters presented to the stockholders for their vote or approval. The record date for determining the holders of shares of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on March 17, 2020. On the record date, 549,137,617 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

There are three proposals to be considered and voted on at the meeting:

•	To elect eleven directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•	An advisory resolution on our executive compensation; and

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

You may also vote on any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend I vote?

Our Board of Directors unanimously recommends that you vote:

•	“FOR” each of the nominees to the Board of Directors.

•	“FOR” the executive compensation advisory vote.

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Who is a stockholder of record?

During the ten days prior to the Annual Meeting, a list of the stockholders of record as of March 17, 2020 will be available for inspection as described below under How can I view the stockholders list?.

•

If you hold shares of Common Stock that are registered in your name on the records of ICE maintained by its transfer agent, Computershare Investor Services, on March 17, 2020, the record date for the Annual Meeting, you are a stockholder of record entitled to vote on the proposals; or

•	If you hold shares of Common Stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.”

If you are a stockholder of record, the Notice of Internet Availability of Proxy Materials described below is being sent to you directly. If you hold shares in street name, the Notice is being sent to you by the bank, broker or similar institution through which you hold your shares.

What are the voting and ownership limitations?

Our Fifth Amended and Restated Certificate of Incorporation places certain ownership and voting limits on the holders of our Common Stock. Capitalized terms used below and not otherwise defined in this Proxy Statement are defined in Exhibit A to this Proxy Statement. Under our Fifth Amended and Restated Certificate of Incorporation:

•

no Person (either alone or together with its Related Persons) may beneficially own shares of our Common Stock representing in the aggregate more than 20% of the total number of votes entitled to be cast on any matter; and

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•

no Person (either alone or together with its Related Persons) shall be entitled to vote or cause the voting of shares of our Common Stock representing in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and no Person (either alone or together with its Related Persons) may acquire the ability to vote more than 10% of the total number of votes entitled to be cast on any matter by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock.

In the event that a Person, either alone or together with its Related Persons, beneficially owns shares of our Common Stock representing more than 20% of the total number of votes entitled to be cast on any matter, such Person and its Related Persons shall be obligated to sell promptly, and ICE shall be obligated to purchase promptly, at a price equal to the par value of such shares of Common Stock and to the extent that funds are legally available for such purchase, that number of shares of our Common Stock necessary so that such Person, together with its Related Persons, shall beneficially own shares of our Common Stock representing in the aggregate no more than 20% of the total number of votes entitled to be cast on any matter, after taking into account that such repurchased shares shall become treasury shares and shall no longer be deemed to be outstanding.

In the event that a Person, either alone or together with its Related Persons, possesses more than 10% of the total number of votes entitled to be cast on any matter (including if it possesses this voting power by virtue of agreements entered into by other Persons not to vote shares of our outstanding capital stock), then such Person, either alone or together with its Related Persons, will not be entitled to vote or cause the voting of these shares of our capital stock to the extent that such shares represent in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and ICE shall disregard any such votes purported to be cast in excess of this percentage.

The voting limitations do not apply to a solicitation of a revocable proxy by or on behalf of ICE or by any officer or director of ICE acting on behalf of ICE or to a solicitation of a revocable proxy by an ICE stockholder in accordance with Regulation 14A under the Exchange Act. This exception, however, does not apply to certain solicitations by a stockholder pursuant to Rule 14a-2(b)(2) under the Exchange Act, which permits a solicitation made otherwise than on behalf of ICE where the total number of persons solicited is not more than ten.

Our Board of Directors may waive the provisions regarding ownership and voting limits by a resolution expressly permitting this ownership or voting (which resolution must be filed with and approved by the SEC prior to being effective), subject to a determination of our Board of Directors that:

•	the acquisition of such shares and the exercise of such voting rights, as applicable, by such Person, either alone or together with its Related Persons, will not impair:

•

the ability of any national securities exchange registered under Section 6 of the Exchange Act that is directly or indirectly controlled by the Company (each such national securities exchange so controlled, an “Exchange”), Intermediate Holding Company or the Company to discharge their responsibilities under the Exchange Act and the rules and regulations thereunder; and

•	the ability of the SEC to enforce the Exchange Act;

•	the acquisition of such shares and the exercise of such voting rights, as applicable, is otherwise in the best interests of ICE, its stockholders and each Exchange;

•

neither the Person obtaining the waiver nor any of its Related Persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) if such Person is seeking to obtain a waiver above the 20% level; and

•	for so long as ICE directly or indirectly controls one or more Exchanges, neither the Person requesting the waiver nor any of its Related Persons is a Member of any Exchange.

In making these determinations, our Board of Directors may impose conditions and restrictions on the relevant stockholder or its Related Persons that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act and the governance of ICE.

Our Fifth Amended and Restated Certificate of Incorporation also provides that our Board of Directors has the right to require any Person and its Related Persons that our Board reasonably believes to be subject to the voting or ownership restrictions summarized above, and any stockholder (including Related Persons) that at any time beneficially owns 5% or more of our outstanding capital stock, to provide to us, upon our Board’s request, complete information as to all shares of our capital stock that such stockholder beneficially owns, as well as any other information relating to the applicability to such stockholder of the voting and ownership requirements outlined above.

If you are a Related Person with another holder of our Common Stock and either: (i) you (either alone or with your Related Person) may vote shares of Common Stock representing more than 10% of the then outstanding shares entitled to vote at the Annual Meeting, or (ii) you have entered into an agreement not to vote shares of our Common Stock, the effect of which agreement would be to enable any Person, either alone or with its Related Persons, to vote or cause the voting of shares of our Common Stock that represent in the aggregate more than 10% of the then outstanding votes entitled to be cast at the Annual Meeting, then please so notify ICE by contacting our Corporate Secretary by mail at Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, or by phone at 770-857-4700.

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VOTING INSTRUCTIONS AND FREQUENTLY ASKED QUESTIONS

How can I view the stockholders list?

A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection upon request of any stockholder for any purpose germane to the meeting at our principal executive offices, 5660 New Northside Drive, Third Floor, Atlanta, GA 30328, during the ten days prior to the Annual Meeting, during ordinary business hours, and at the Annual Meeting. To make arrangements to review the list prior to the Annual Meeting, stockholders should contact our Investor Relations department at (770) 857-4700 or investors@theice.com.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

Pursuant to the SEC “Notice and Access” rules, we are furnishing our proxy materials to our stockholders over the Internet instead of mailing each of our stockholders paper copies of those materials. As a result, we will send our stockholders by mail or e-mail a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, containing instructions on how to access our proxy materials over the Internet and how to vote. The Notice is not a ballot or proxy card and cannot be used to vote your shares of Common Stock. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to on the Notice.

If you own shares of Common Stock in more than one account — for example, in a joint account with your spouse and in your individual brokerage account — you may have received more than one Notice. To vote all of your shares of Common Stock, please follow each of the separate proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

We expect to send the Notice to most of our stockholders by mail or email beginning on or about March 26, 2020.

What information does the Notice contain?

The Notice includes, among other matters: (i) the place, date and time of the Annual Meeting; (ii) a brief description of the proposals to be voted on at the Annual Meeting and the Board of Directors’ voting recommendation with regard to each proposal; (iii) information regarding the website where the proxy materials are posted; (iv) various methods by which a stockholder may request paper or electronic copies of the proxy materials; and (v) instructions on how to vote by Internet, by telephone, by mail or in person at the Annual Meeting.

If I have previously indicated that I want to get ICE proxy materials electronically, will I get them electronically this year?

Yes. If you previously elected to receive proxy materials electronically, this year you will receive the Notice and you will not receive paper copies of the proxy materials. If you have previously agreed to electronic delivery of our proxy materials but wish to receive paper copies of the materials for the 2020 Annual Meeting or for future meetings, please follow the instructions on the Notice you received to request paper copies.

How do I vote?

You may submit your proxy with voting instructions in one of three ways:

•

By Internet. Go to www.proxyvote.com and follow the instructions for Internet voting, which can also be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Internet voting is available 24 hours a day. If you choose to vote by Internet, then you do not need to return the proxy card. To be valid, your vote by Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 14, 2020.

•

By Telephone. By calling the toll-free number for telephone voting that can be found on the enclosed proxy card (800-690-6903). You will be required to provide your assigned control number located on the proxy card. Telephone voting is available 24 hours a day. If you choose to vote by telephone, then you do not need to return the proxy card. To be valid, your vote by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 14, 2020.

•

By Mail. If you request printed copies of the proxy materials to be sent to you by mail, complete the proxy card, sign and date it, and return it in the postage-paid envelope we have provided. To be valid, your vote by mail must be received by 11:59 p.m., Eastern Daylight Time, on May 14, 2020.

You may also vote your shares in person at the Annual Meeting. See What do I need to do to attend the Annual Meeting? below.

If your shares of Common Stock are held in “street name” (i.e., through a bank, broker or other nominee), your proxy materials include a voting instruction form from the institution holding your shares. The availability of telephone or Internet voting will depend upon the institution’s voting processes. Please contact the institution holding your shares of Common Stock for more information.

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VOTING INSTRUCTIONS AND FREQUENTLY ASKED QUESTIONS

What do I need to do to attend the Annual Meeting and can I view the Annual Meeting without physically attending the Annual Meeting?

You may attend the Annual Meeting and vote your shares in person by ballot. If you plan to attend the Annual Meeting in person you will need to bring proof of your ownership of Common Stock as of the close of business on March 17, 2020.

If you hold shares of Common Stock in “street name” and would like to vote in person at the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on March 17, 2020. Alternatively, you may contact the institution in whose name your shares are registered and obtain a legal proxy from that institution and bring it to the Annual Meeting.

We plan to broadcast the Annual Meeting live over the Internet. You can access the Annual Meeting through our Investor Relations website at www.ir.theice.com under the link “Events & Presentations.” You can also listen to the Annual Meeting live via telephone by dialing 866-807-9684 from the United States or 412-317-5415 from outside the United States.

As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance around May 1, 2020, and details on how to participate will be issued by press release and posted on our website at http://www.ir.theice.com.

How can I revoke my proxy or substitute a new proxy or change my vote?

You may revoke a proxy at any time before it is exercised by:

•	filing a written revocation with the Corporate Secretary of ICE;

•	submitting a proxy bearing a later date (by Internet, telephone or mail) that is received no later than the deadline specified on the proxy card; or

•	voting in person at the Annual Meeting.

Please note, however, that under the rules of the NYSE, any beneficial owner of our Common Stock whose shares are held in street name by a NYSE member brokerage firm may revoke its proxy and vote its shares in person at the Annual Meeting only in accordance with applicable rules and procedures as employed by such beneficial owner’s brokerage firm.

Attending the Annual Meeting will not automatically revoke a proxy that was submitted by Internet, telephone or mail.

If I submit a proxy by Internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of ICE’s director nominees; FOR the advisory resolution on executive compensation; FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and otherwise voted in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” through a broker and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the NYSE, brokers that have not received voting instructions from their customers ten (10) days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the ratification of the appointment of the independent registered public accounting firm because this matter is currently deemed as a “routine” matter under NYSE rules. In addition, certain member brokers will only vote uninstructed shares in the same proportion as the instructions received by that broker from all other stockholders.

NYSE rules provide that (i) the election of directors and (ii) the advisory resolution on our executive compensation are “non-routine” matters, which means that member brokers that have not received instructions from the beneficial owners of shares of Common Stock do not have discretion to vote the shares held by those beneficial owners on the election of directors and the advisory resolution on our executive compensation.

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VOTING INSTRUCTIONS AND FREQUENTLY ASKED QUESTIONS

How many votes are required to transact business at the Annual Meeting?

A majority of all issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Any shares in excess of the voting limits described in What are the voting and ownership limitations? will not count as present or outstanding for purposes of determining whether a quorum is present at the Annual Meeting unless the holder of those shares has received a waiver of the voting limits from our Board of Directors. Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. “Abstentions” occur when stockholders are present in person or represented by proxy at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. “Broker non-votes” are proxies returned by brokerage firms for which no voting instructions have been received from beneficial owners. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from any adjournments or postponements of the Annual Meeting, unless a new record date is set).

How are votes counted?

Election of Directors

Our Amended and Restated Bylaws provide for a majority vote standard in the election of directors in uncontested elections. This means that a majority of the votes cast by stockholders entitled to vote “for” or “against” the election of a director nominee must be voted “for” the director nominee in order for that director nominee to be elected. A director who fails to receive a majority of “for” votes will be required to tender his or her resignation. An abstention will not be treated as a vote “for” or “against” the election of any nominee and will have no effect on the outcome of the vote.

Advisory Resolution on Our Executive Compensation

Under our Amended and Restated Bylaws, the affirmative vote of a majority of votes cast by the stockholders entitled to vote at the Annual Meeting is required to approve the advisory resolution on our executive compensation. An “abstention” from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a vote “for” or “against” the matter, it will have no effect on the outcome of the vote.

Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020

Under our Amended and Restated Bylaws, the affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. An “abstention” from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a vote “for” or “against” the matter, it will have no effect on the outcome of the vote.

Abstentions and Broker Non-Votes

In the cases of the (i) election of directors, (ii) advisory resolution on our executive compensation and (iii) approval of the ratification of the appointment of Ernst & Young LLP, only votes cast “for” or “against” will be considered; abstentions and broker non-votes will not be treated as a vote “for” or “against” any of these proposals and therefore will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on the approval of the ratification of the appointment of Ernst & Young LLP within a specified period of time prior to the meeting, then your broker will have the authority to vote your shares on such proposal.

Where and when will the voting results be available?

We will file the official voting results on a Current Report on Form 8-K within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Who pays for the expenses of this proxy solicitation?

In addition to soliciting proxies through the mail and by email pursuant to the SEC “Notice and Access” rules, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. We have also engaged Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902 to assist us in the solicitation of proxies, and the anticipated cost of such engagement is approximately $10,000.00. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

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VOTING INSTRUCTIONS AND FREQUENTLY ASKED QUESTIONS

This Proxy Statement and Our Annual Report are available at www.proxyvote.com.

The Annual Report of Intercontinental Exchange, Inc. for the fiscal year ended December 31, 2019 (the “Annual Report”), which includes our Form 10-K for the fiscal year ended December 31, 2019, is being made available with this Proxy Statement to our stockholders. Stockholders are referred to the Annual Report for financial and other information about us. The Annual Report is not a part of this Proxy Statement. This Proxy Statement and the Annual Report are also available on our Investor Relations website at www.ir.theice.com. We will also provide a copy of the Annual Report for no charge upon written or verbal request. See Distribution of Certain Documents below.

Also, we are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Investor Relations website at www.ir.theice.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K, without charge to any stockholder upon written or verbal request to us at Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail: investors@theice.com.

In addition, the charters of our Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and Risk Committee are available on our website at www.intercontinentalexchange.com under the links “Investors & Media — Governance — Governance & Charter Documents.” We also provide our Global Code of Business Conduct, which includes information on our Global Reporting and Anti-Fraud Policy, our Board Communication Policy and our Board of Directors Governance Guidelines on our website at www.intercontinentalexchange.com under the links “Investors & Media — Governance — Governance & Charter Documents.” We will also provide a printed copy of these documents to stockholders upon request.

Distribution of Certain Documents

SEC rules permit us to deliver a single copy of this Proxy Statement and our Annual Report to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our Annual Report, he or she may contact us at Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail: investors@theice.com, and we will deliver those documents to such stockholder promptly upon receiving the request.

If you are receiving multiple copies of our Annual Report and Proxy Statement, you may request “householding” in the future by contacting Investor Relations. Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may request “householding” by contacting our registrar and transfer agent, Computershare Trust Company, N.A. via phone at (888) 404-6332 or by mail at P.O. Box 505000, Louisville, Kentucky 40233-5000. Overnight correspondence should be mailed to 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202. Beneficial owners may request “householding” by contacting their broker or bank.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by ICE under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report on Executive Compensation” and “Audit Committee Report,” will not be deemed incorporated, unless specifically provided otherwise in such filing.

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STOCKHOLDERS’ PROPOSALS FOR 2021 ANNUAL MEETING

Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2021 Annual Meeting of Stockholders must submit their proposals by certified mail, return receipt requested, and such stockholder proposals must be received at our executive offices in Atlanta, Georgia, on or before November 26, 2020, to be eligible for inclusion in our Proxy Statement and form of proxy relating to that meeting. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our Amended and Restated Bylaws, and in addition to any other requirements under applicable law, for a matter (other than a nomination for director) not included in our proxy materials to be properly brought before the 2021 Annual Meeting of Stockholders, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Corporate Secretary of ICE, Octavia N. Spencer, at Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, not less than 90 nor more than 120 days prior to the first anniversary of the 2020 Annual Meeting of Stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Amended and Restated Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 15, 2021 and no later than February 14, 2021. However, if and only if the 2021 Annual Meeting of Stockholders is not scheduled to be held within a period that commences 30 days before and ends 30 days after the anniversary date of our 2020 Annual Meeting, the stockholder notice must be given by the later of the close of business on the date 90 days prior to such annual meeting date or the close of business on the tenth day following the date on which the annual meeting is publicly announced or disclosed. Any such stockholder notice must be in writing and must set forth (i) the text of the proposal to be presented, (ii) a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, (iii) any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, (iv) in the case of a person that holds stock entitled to vote at the annual meeting through a nominee or “street name” holder of record of such stock, evidence establishing such holder’s indirect ownership of the stock and entitlement to vote such stock on the matter proposed at the annual meeting, (v) the number and class of shares of each class of stock of ICE that are, directly or indirectly, owned of record and beneficially by any “associated person” of such stockholder or beneficial owner, (vi) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of stock of ICE, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of ICE or otherwise (a “Derivative Instrument”) directly or indirectly beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person,” (vii) any other direct or indirect opportunity held or beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person,” to profit or share in any profit derived from any increase or decrease in the value of shares of any class of stock of ICE, (viii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner, or any such “associated person” has a right to vote any shares of any security of ICE, (ix) any short interest in any security of ICE held or beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person,” (x) any right to dividends on the shares of any class of stock of ICE beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person,” which right is separated or separable from the underlying shares, (xi) any proportionate interest in shares of any class of stock of ICE or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, or such “associated person” is a general partner or with respect to which such stockholder, such beneficial owner, or such “associated person,” directly or indirectly, beneficially owns an interest in a general partner and (xii) any performance-related fees (other than an asset-based fee) to which such stockholder, such beneficial owner, or such “associated person” is entitled based on any increase or decrease in the value of shares of any class of stock of ICE or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to (v) through (xii) above, as of the date of such stockholder notice (which information shall be supplemented by such stockholder and by such beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such beneficial ownership, interest, or arrangement as of the record date). Stockholder nominations for the Board of Directors must comply with the procedures set forth above under Corporate Governance — Stockholder Recommendations for Director Candidates.

Proxy Access

For a stockholders’ notice of nomination of one or more director candidates to be included in our proxy materials for our 2021 Annual Meeting of Stockholders, pursuant to the proxy access right included in Section 2.15 of our Amended and Restated Bylaws, such notice of nomination must be received by our Corporate Secretary at our principal executive offices no earlier than the close of business 150 calendar days and no later than the close of business 120 calendar days before the anniversary date that we mailed our proxy materials for our 2020 Annual Meeting of Stockholders. The notice must contain the information required by our Amended and Restated Bylaws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our Amended and Restated Bylaws relating to the inclusion of stockholder nominees in our proxy materials.

60  INTERCONTINENTAL EXCHANGE  2020 Proxy Statement

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those stated in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of ICE.

By Order of the Board of Directors.

Andrew J. Surdykowski General Counsel

Atlanta, Georgia

March 26, 2020

Our 2019 Annual Report, which includes audited consolidated financial statements, has been made available to our stockholders with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

2020 Proxy Statement  INTERCONTINENTAL EXCHANGE  61

EXHIBIT A — CERTAIN DEFINITIONS RELATED TO OUR OWNERSHIP AND VOTING LIMITATIONS

“Exchange” means any national securities exchange registered under Section 6 of the Exchange Act that is directly or indirectly controlled by the Company.

“Intermediate Holding Company” means any entity controlled by the Company that is not itself an Exchange but that directly or indirectly controls an Exchange.

“Member” shall mean a Person that is a “member” of an Exchange within the meaning of Section 3(a)(3)(A) of the Exchange Act.

“Person” means any natural person, company, corporation or similar entity, government, or political subdivision, agency, or instrumentality of a government.

“Related Persons” means, with respect to any Person:

1.	any “affiliate” of such Person (as such term is defined in Rule 12b-2 under the Exchange Act);

2.

any other Person(s) with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the stock of the Company;

3.

in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable;

4.

in the case of a Person that is a Member, any Person that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

5.

in the case of a Person that is a natural person and is a Member, any broker or dealer that is also a Member with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

6.

in the case of a Person that is a natural person, any relative or spouse of such natural Person, or any relative of such spouse who has the same home as such natural Person or who is a director or officer of the Corporation or any of its parents or subsidiaries;

7.

in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable; and

8.	in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable.

2020 Proxy Statement  INTERCONTINENTAL EXCHANGE  A-1

INTERCONTINENTAL EXCHANGE, INC. 5660 NEW NORTHSIDE DRIVE THIRD FLOOR ATLANTA, GA 30328	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 P.M. Eastern Daylight Time on May 14, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions by 11:59 P.M. Eastern Daylight Time on May 14, 2020. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your vote by mail must be received by 11:59 P.M. Eastern Daylight Time on May 14, 2020.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E95222-P36160 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERCONTINENTAL EXCHANGE, INC.
The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.
1.	Election of Directors
Nominees:
	To be elected for terms expiring in 2021:	For	Against	Abstain
	1a. Hon. Sharon Y. Bowen	☐	☐	☐
	1b. Charles R. Crisp	☐	☐	☐
	1c. Duriya M. Farooqui	☐	☐	☐
	1d. Jean-Marc Forneri	☐	☐	☐
	1e. The Rt. Hon. the Lord Hague of Richmond	☐	☐	☐
	1f. Hon. Frederick W. Hatfield	☐	☐	☐
	1g. Thomas E. Noonan	☐	☐	☐
	1h. Frederic V. Salerno	☐	☐	☐
	1i. Jeffrey C. Sprecher	☐	☐	☐
	1j. Judith A. Sprieser	☐	☐	☐
	1k. Vincent Tese	☐	☐	☐
For address changes/comments, mark here. (see reverse for instructions)				☐

		For	Against	Abstain
2.	To approve, by non-binding vote, the advisory resolution on executive compensation for named executive officers.	☐	☐	☐
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐
Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and Annual Report With Form 10-K are available at

www.proxyvote.com.

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E95223-P36160

Intercontinental Exchange, Inc.

Annual Meeting Details: May 15, 2020, 8:30 a.m., local time

St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, GA 30305

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF INTERCONTINENTAL EXCHANGE, INC. FOR THE 2020 ANNUAL MEETING

The undersigned stockholder of Intercontinental Exchange, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Intercontinental Exchange, Inc. to be held at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, GA 30305, on Friday, May 15, 2020 at 8:30 a.m., and hereby appoints Scott A. Hill, Andrew J. Surdykowski and Octavia N. Spencer and each of them proxies and attorneys-in-fact, each with power of substitution and revocation and each with all powers that the undersigned would possess if properly present, to attend and represent the undersigned at such meeting and any postponements or adjournments of such meeting and to vote all shares of Intercontinental Exchange, Inc. common stock which the undersigned is entitled to vote at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

The securities that can be voted at the Annual Meeting consist of Intercontinental Exchange, Inc. common stock, par value $0.01 per share.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE VIA TELEPHONE OR THROUGH THE INTERNET.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) IMPORTANT TO BE SIGNED AND DATED ON REVERSE SIDE